UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

AETERNUM HEALTH, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-15913	06-1120072
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue, NW, South Building, Suite 900, Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 580-6500

5289 NE Elam Young Pkwy., Suite 180, Hillsboro, OR 97124

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	AETN	OTC ID

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

In our Form 8-K filed February 23, 2026, the registrant, Aeternum Health, Inc. f/k/a Shorepower Technologies, Inc. a Delaware corporation (“Shorepower” or the “Company”) stated that on February 17, 2026, it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aeternum Health LLC, a Delaware limited liability company (“Aeternum Health”) under which Aeternum Health would be merged with and into Shorepower with Shorepower being the surviving entity (the “Merger”). The Merger was consummated on June 30, 2026. Under the terms of the Merger Agreement, Jeff Kim, the President and CEO of Shorepower, resigned as President and CEO and as the sole director of Shorepower and appointed the Manager of Aeternum Health, Paul Mann, as President and CEO of the Company and our sole member of the Board of Directors. The Company now intends to spin out our current assets involving the design, manufacturing and operation of transportation electrification equipment for Truck Stops, electric Transport Refrigeration Unour and Electric Vehicle Supply Equipment and focus on both (i) mining of critical minerals required by the U.S. Government that are potentially not easily obtained because of being located in countries from which such minerals could a challenge for political and competitive reasons as well as (ii) potentially developing services, products and solutions to increase longevity and achieve optimal health.

Under the terms of the Merger Agreement, Shorepower issued to the sole member of Aeternum Health, Paul Mann, 49,000,000 shares of Shorepower common stock constituting a 51% ownership of Shorepower and 2,000,000 shares of Series B preferred stock, each share of the Series B preferred stock having the voting power of 40 shares of Shorepower common stock. As consideration for the Merger, all the assets of Aeternum Health are being transferred to the Shorepower, the Surviving Corporation as defined in the Merger Agreement. These assets will consist of, at a minimum, $1,500,000 in the form of (a) securing sources of critical minerals and/or contributing know-how and data from a single patient relating to a novel peptide mix in development for longevity and anti-aging and any IP resulting from or developed from the know-how and data collected; and (b) a minimum of $300,000 in cash. Aeternum Health was formed in October 2025 in anticipation of the Merger and is in the process of acquiring the referenced assets for the closing of the Merger.

In accordance with the terms of the Merger Agreement, Shorepower changed our name to Aeternum Health, requested a new trading symbol through FINRA and increased our authorized shares from 100 million to 250 million to achieve the Company’s new business plan following the closing date of the Merger. On March 3, 2026, FINRA announced in the Daily List the Company’s change of our name to Aeternum Health, Inc. and our trading symbol to AETN.

As of the Closing Date and following the completion of the Merger, the Company had the following outstanding securities:

●	96,105,204 shares of common stock; and
●	2,000,000 shares of Series B Preferred stock with each share of Series B Preferred stock having the voting power of 40 shares of common stock.

FORM 10 INFORMATION

In light of the change of control of the Company and its new business focus following the closing of the Merger, the Company is providing the following Form 10 information.

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Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to our business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	disruptions in general economic, political and regulatory conditions and significant public health events, particularly in industry sectors where our business may be concentrated;

●	our ability to raise capital for our anticipated growth;

●	our ability to compete in specific geographic markets or business segments that are material to us;

●	our ability to identify, acquire and integrate accretive businesses;

●	costs and potential future capital requirements relating to mines and other businesses we may acquire or enter into;

●	integration challenges arising out of companies we may acquire;

●	increases in unemployment and general slowdowns in commercial activity;

●	trends in pricing and risk assumption for critical minerals;

●	client actions to restrain project spending;

●	our ability to attract new customers;

●	our ability to retain major customers and renew related contracts;

●	our ability to maintain expense discipline;

●	the emergence of disruptive business models and technologies;

●	negative publicity or harm to our brand and reputation;

●	the failure by third parties to comply with service level agreements or regulatory or legal requirements;

●	our ability to manage fluctuations in net earnings and cash flow;

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●	litigation and our financial and reputational risks to us;

●	our ability to retain, attract and incentivize key personnel;

●	our ability to manage organizational challenges associated with increases in our size;

●	fluctuations and uncertainties related to demand for and pricing of critical mineral products;

●	our and our employees’ ability to execute on, and adapt to, information technology strategies and trends;

●	cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption;

●	changes in applicable tax or accounting requirements;

●	any inability for us to implement and maintain effective internal controls over financial reporting;

●	the regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we will operate;

●	political instability in the jurisdictions in which we operate; and

●	anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;

Risk Factors

Risks Related to our Company and our Business

We have an extremely limited operating history.

We are currently a start-up company with no current sales of any products. There is no historical basis to make judgments on the capabilities associated with our enterprise, management and/or employee’s ability to produce a commercial product leading to a profitable company.

Our performance is significantly related to general economic, political and regulatory conditions and, accordingly, our business, operations and financial condition could be materially adversely affected by economic slowdowns, liquidity constraints, significant public health events, fiscal or political uncertainty and possible subsequent downturns in the need for critical minerals.

Periods of economic weakness or recession, fiscal or political uncertainty, market volatility, declining demand for critical minerals and disruption to the global capital or credit markets, may materially and negatively affect the performance of our mining and production of critical minerals as well as longevity products.

Our mining business is significantly affected by generally prevailing economic conditions in the markets where we operate. Adverse economic conditions, political or regulatory uncertainty and significant public health events, such as the Ebola outbreak, especially in geographic areas in which critical minerals may be mined, can result in declines in in the availability of the critical minerals that we provide. It may also lead to a decrease in funds invested in such mining projects. Our business could also suffer from political or economic disruptions (or the perception that such disruptions may occur) that affect the ability to conduct mining operations in such regions as Africa or South America.

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Additionally, trade policies and geopolitical disputes and other international conflicts can result in tariffs, sanctions and other measures that restrict international trade, and can materially adversely affect our business, particularly if these measures occur in regions where longevity products are manufactured or raw materials are sourced. Tensions between the United States and China have led to a series of tariffs being imposed by the United States on imports from China mainland, as well as other business restrictions. Countries may also adopt other measures, such as controls on imports or exports of goods, technology or data, that could adversely impact our operations and supply chains. As these tensions continue to rise, more targeted approaches by the U.S. or Chinese governments on certain products, industries or companies could significantly impact our development and commercialization efforts. With the new presidential administration in the U.S. in 2025, additional and higher tariffs and sanctions may be imposed on goods imported from China and other countries which could increase the cost of goods needed to commercialize our products and continue development of our product candidates. Further, such actions by the U.S. could result in retaliatory action by those countries which could impact our ability to profitably commercialize our products in those jurisdictions. As a result, our business, operations, and financial condition could be materially harmed.

Economic, political and regulatory uncertainty as well as significant changes and volatility in the financial markets and business environment, and in the global landscape, make it difficult for us to predict our financial performance into the future with respect to the mining and production of critical minerals. As a result, any guidance or outlook that we provide on our performance is based on then-current conditions, and there is a risk that such guidance may turn out to be inaccurate.

We may not be able to manage our potential growth.

For us to succeed, we need to experience significant expansion. Although management is experienced in operating companies at a similar stage of growth, there can be no assurance that we will achieve this expansion. This expansion, if accomplished, may place a significant strain on our management, operational, and financial resources. To manage any material growth, we will be required to continue to implement operational and financial systems, procedures, and controls. It also will be required to expand our finance, administrative, and operations staff. There can be no assurance that our current and planned personnel, systems, procedures, and controls will be adequate to support our future operations at any increased level. our failure to manage growth effectively could have a material adverse effect on our business, results of operations, and financial condition.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock is currently subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or another national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenues of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

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We will need additional funding in order to implement our business plan.

Now and in the future, we will require additional capital to fund the planned expansion of our business and to respond to business opportunities, challenges, potential acquisitions, or unforeseen circumstances. We could encounter unforeseen difficulties that may deplete our capital resources rapidly, which could require us to seek additional financing in the near future. The timing and amount of any additional financing that is required to continue the expansion of our business and the marketing of our products will depend on our ability to improve our operating results and other factors. We may not be able to secure additional debt or equity financing in a timely basis or on favorable terms or at all. Such financing could result in substantial dilution of the equity interests of existing stockholders. We have no commitments for any additional financing should the need arise. If we are unable to secure any necessary additional financing, it may need to delay expansion plans, conserve cash, and reduce operating expenses. There is no assurance that any additional financing will be sufficient, that the financing will be available on terms favorable to us or to existing stockholders and at such times as required, or that we will be able to obtain the additional financing required for the continued operation and growth of our business. Any debt financing we obtain in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we raises additional funds through further issuances of equity, convertible debt securities, or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities we issue could have rights, preferences, and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our business will continue to require substantial expenditures before profitability if any, is realized.

We will continues to expand the scope of our product offerings. The development of our business requires, and will continue to require, significant expenditures, a substantial portion of which must be made before any material profits may be realized. We will likely continue to experience significant negative cash flow and operating losses until an adequate revenue base is established. There can be no assurance that an adequate revenue base will ever be established.

We will need to raise additional capital.

Given our limited revenues from sales of our laser cleaning products to date, with no assurance as to when we may begin to receive revenues sufficient to meet our manufacturing goals, we expect that we will need to obtain additional operating capital either through equity offerings, debt offerings or a combination thereof, in the future. In addition, if, in the future, we are not capable of generating sufficient revenues from operations and our capital resources are insufficient to meet future requirements, we may have to raise funds to allow us to continue to commercialize, market and sell our products. We presently have no committed sources of funding and we have not entered into any agreements or arrangements with respect to our fundraising efforts. We cannot be certain that funding will be available on acceptable terms or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that may impact our ability to conduct business. If we are unable to raise additional capital if required or on acceptable terms, we may have to significantly scale back, delay or discontinue the development and/or commercialization of our laser-based cleaning products, restrict our operations or obtain funds by entering into agreements on unattractive terms.

Our financial status raises doubt about our ability to continue as a going concern.

For the three months ended March 31, 2026, on a pro forma basis we had an accumulated deficit of $(8,388,144) and a net loss of $(40,348) for the period ended December 31, 2025, an accumulated deficit of $(40,348), and had no cash resources at December 31, 2025. These matters raise substantial doubt about our ability to continue as a going concern for a period of twelve months from the issuance date of our financial statements included below in this Form 8-K. Our ability to continue as a going concern is dependent upon management’s ability to further implement our business plan and raise additional capital as needed from the sales of stock or debt. We plan to raise equity through a private placement and increase the number of employees, including salespeople. The accompanying financial statements elsewhere in this Form 8-K do not include any adjustments that might be required should we be unable to continue as a going concern. Implementation of our plans and our ability to continue as a going concern will depend upon our ability to market either critical minerals or longevity products.

If we are unable to raise sufficient capital through 2026 or otherwise, we may be required to severely curtail, or even to cease, our operations.

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If our proposed marketing efforts are unsuccessful, we may not earn enough revenue to become profitable.

Our success will depend on investment in marketing resources and the successful implementation of our acquisition and sale of critical minerals mines and commercial sale of our future longevity products that will also depend on a successful marketing plan. Our marketing plan may include attendance at trade shows and making private demonstrations, advertising and promotional materials and advertising campaigns in print and/or broadcast media. We cannot give any assurance that our marketing efforts will be successful. If they are not, revenue may not be sufficient to cover our fixed costs and we may not become profitable.

We may be unable to respond to rapid technology changes and innovative products.

In a constantly changing and innovative technology market with frequent new product introductions, enhancement and modifications, we may be forced to implement and develop new technologies into our products for anticipation of changing customer requirements that may significantly impact costs in order to retain or enhance our competitive position in existing and new markets.

Future acquisitions may be unsuccessful and may negatively affect operations and our financial condition.

We plan to grow organically but will be opportunistic in terms of potential acquisitions of complementary acquisition targets. Should we acquire other companies, the integration of businesses, personnel, product lines and technologies can be difficult, time consuming and subject to significant risks. Any difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and decrease our revenue.

We may be unable to protect our intellectual property.

Our ability to protect our proprietary technology and operate without infringing the rights of others will allow our laser-based cleaning business to compete successfully and achieve future revenue growth. If we are unable to protect our proprietary technology or infringe upon the rights of others, it could negatively impact our operating results.

If we are unable to hire additional personnel, we will have trouble growing our business.

Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel. We plan to hire additional personnel in all areas of our business as we grow. Competition for qualified personnel is intense. As a result, we may be unable to attract and retain qualified personnel. We may also be unable to retain the employees that we currently employ or to attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruption in service, which could harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking and phishing attacks against online networks have become more prevalent and may occur on our systems in the future. Cybersecurity organizations in many countries have published warnings of increased cybersecurity threats to U.S. businesses, and external events, such as the conflict between Russia and Ukraine or between Israel and Hamas, may increase the likelihood of cybersecurity attacks, particularly directed at energy, fueling or infrastructure service providers. Any attempts by cyber attackers to disrupt our services or systems, if successful, could harm its business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy, subject us to substantial fines, penalties, damages and other liabilities under applicable laws and regulations, lead to a loss of protection of its intellectual property or trade secrets and damage its reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm to our reputation, brand and ability to attract customers.

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We have processes and procedures in place designed to enable us to quickly recover from a disaster or catastrophe and continue business operations and have tested this capability under controlled circumstances. We use Amazon AWS (and other server carriers) with 99% uptime. Additionally, all data flowing across AWS Regions over the AWS global network is automatically encrypted at the physical layer before it leaves AWS secured facilities. We do not save any sensitive data such as credit card information or social security numbers. We never ask for social security numbers. Our vendor payments are handled through Stripe, Square, Authorize.net and PayPal. These payment processing services are globally recognized for their state-of-the-art security measures and PCI compliance, including the use end-to-end encryption to store data, adherence to the Payment Card Industry’s strict technical and operational standards around securing credit card data and employing robust controls over how they handle customers’ payments.

We anticipate that some payments for our future products will be processed through the end-user’s smart-phone app from their personal cell phones. Therefore, the users will strictly control the security of their payment information and may use existing payment options such as Google Pay or Apple Pay to process payments. Even if the end-user manually enters their credit card information, access is restricted to their own phone which is much more secure than a public card swipe. The payment information is then directly transferred to the payment processor; therefore, we never collect nor can we ever see this information.

Although we never collect social security numbers or credit card information, we may ask users to create a user account or ask for personal information. Some of this information may be saved to our database, but providing this information is absolutely optional. This information may include names, addresses, phone numbers, email addresses and vehicle information. However, all this information is optional, and users may use aliases or opt to not provide it.

Despite these efforts to minimize the impact of cybersecurity breaches, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenue, any of which could adversely affect our business and financial results.

Financial, Tax and Accounting-Related Risks

Our financial condition and results of operations are likely to fluctuate on a quarterly basis in future periods, which could cause our results for a particular period to fall below expectations, resulting in a decline in the price of our common stock.

Our financial condition and results of operations have fluctuated in the past and may continue to fluctuate in the future following the change of control and a new business plan focused on the production and sale of critical minerals and longevity products due to a variety of factors, many of which are beyond our control.

In addition to the other risks described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

●	the timing and volume of new sales;

●	fluctuations in service costs;

●	the timing of new product rollouts;

●	weaker than anticipated demand for our critical minerals or longevity products;

●	fluctuations in sales and marketing, business development or research and development expenses;

●	supply chain interruptions and mining, manufacturing or delivery delays;

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●	the timing and availability of new products relative to customers’ and investors’ expectations;

●	disruptions in sales, production, service or other business activities or our inability to attract and retain qualified personnel; and

●	unanticipated changes in federal, state, local, or foreign government regulations;

Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue, and other operating results may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the common stock.

If we fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

As a public company, we are required to provide management’s attestation on internal control over financial reporting. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If we are not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, we may not be able to assess whether our internal control over financial reporting is effective, which may subject us to adverse regulatory consequences and could harm investor confidence.

In order to maintain and improve the effectiveness of our internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase our costs and make certain activities more time-consuming. A number of those requirements require it to carry out activities we have not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or additional material weaknesses in the internal control over financial reporting), we could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, we will purchase director and officer liability insurance, which has substantial additional premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We will need to raise additional capital.

Given our limited revenues from sales of our laser cleaning products to date, with no assurance as to when we may begin to receive revenues sufficient to meet our manufacturing goals, we expect that we will need to obtain additional operating capital either through equity offerings, debt offerings or a combination thereof, in the future. In addition, if, in the future, we are not capable of generating sufficient revenues from operations and our capital resources are insufficient to meet future requirements, we may have to raise funds to allow us to continue to commercialize, market and sell our products. We presently have no committed sources of funding and we have not entered into any agreements or arrangements with respect to our fundraising efforts. We cannot be certain that funding will be available on acceptable terms or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that may impact our ability to conduct business. If we are unable to raise additional capital if required or on acceptable terms, we may have to significantly scale back, delay or discontinue the development and/or commercialization of our laser-based cleaning products, restrict our operations or obtain funds by entering into agreements on unattractive terms.

Our financial status raises doubt about our ability to continue as a going concern.

For the three months ended March 31, 2026, on a pro forma basis we had an accumulated deficit of $(8,388,144), and a net loss as of December 31, 2025 ,of $(5,277,442). These matters raise substantial doubt about our ability to continue as a going concern for a period of twelve months from the issuance date of our financial statements included below in this Form 8-K. Our ability to continue as a going concern is dependent upon management’s ability to further implement our business plan and raise additional capital as needed from the sales of stock or debt. We plan to raise equity through a private placement and increase the number of employees, including salespeople. The accompanying financial statements elsewhere in this Form 8-K do not include any adjustments that might be required should we be unable to continue as a going concern. Implementation of our plans and our ability to continue as a going concern will depend upon our ability to market either critical minerals or longevity products.

If we are unable to raise sufficient capital through 2026 or otherwise, we may be required to severely curtail, or even to cease, our operations.

If our proposed marketing efforts are unsuccessful, we may not earn enough revenue to become profitable.

Our success will depend on investment in marketing resources and the successful implementation of our acquisition and sale of critical minerals mines and commercial sale of our future longevity products that will also depend on a successful marketing plan. Our marketing plan may include attendance at trade shows and making private demonstrations, advertising and promotional materials and advertising campaigns in print and/or broadcast media. We cannot give any assurance that our marketing efforts will be successful. If they are not, revenue may not be sufficient to cover our fixed costs and we may not become profitable.

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We may be unable to respond to rapid technology changes and innovative products.

In a constantly changing and innovative technology market with frequent new product introductions, enhancement and modifications, we may be forced to implement and develop new technologies into our products for anticipation of changing customer requirements that may significantly impact costs in order to retain or enhance our competitive position in existing and new markets.

Future acquisitions may be unsuccessful and may negatively affect operations and our financial condition.

We plan to grow organically but will be opportunistic in terms of potential acquisitions of complementary acquisition targets. Should we acquire other companies, the integration of businesses, personnel, product lines and technologies can be difficult, time consuming and subject to significant risks. Any difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and decrease our revenue.

We may be unable to protect our intellectual property.

Our ability to protect our proprietary technology and operate without infringing the rights of others will allow our laser-based cleaning business to compete successfully and achieve future revenue growth. If we are unable to protect our proprietary technology or infringe upon the rights of others, it could negatively impact our operating results.

If we are unable to hire additional personnel, we will have trouble growing our business.

Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel. We plan to hire additional personnel in all areas of our business as we grow. Competition for qualified personnel is intense. As a result, we may be unable to attract and retain qualified personnel. We may also be unable to retain the employees that we currently employ or to attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruption in service, which could harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking and phishing attacks against online networks have become more prevalent and may occur on our systems in the future. Cybersecurity organizations in many countries have published warnings of increased cybersecurity threats to U.S. businesses, and external events, such as the conflict between Russia and Ukraine or between Israel and Hamas, may increase the likelihood of cybersecurity attacks, particularly directed at energy, fueling or infrastructure service providers. Any attempts by cyber attackers to disrupt our services or systems, if successful, could harm its business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy, subject us to substantial fines, penalties, damages and other liabilities under applicable laws and regulations, lead to a loss of protection of its intellectual property or trade secrets and damage its reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm to our reputation, brand and ability to attract customers.

We have processes and procedures in place designed to enable us to quickly recover from a disaster or catastrophe and continue business operations and have tested this capability under controlled circumstances. We use Amazon AWS (and other server carriers) with 99% uptime. Additionally, all data flowing across AWS Regions over the AWS global network is automatically encrypted at the physical layer before it leaves AWS secured facilities. We do not save any sensitive data such as credit card information or social security numbers. We never ask for social security numbers. Our vendor payments are handled through Stripe, Square, Authorize.net and PayPal. These payment processing services are globally recognized for their state-of-the-art security measures and PCI compliance, including the use end-to-end encryption to store data, adherence to the Payment Card Industry’s strict technical and operational standards around securing credit card data and employing robust controls over how they handle customers’ payments.

We anticipate that some payments for our future products will be processed through the end-user’s smart-phone app from their personal cell phones. Therefore, the users will strictly control the security of their payment information and may use existing payment options such as Google Pay or Apple Pay to process payments. Even if the end-user manually enters their credit card information, access is restricted to their own phone which is much more secure than a public card swipe. The payment information is then directly transferred to the payment processor; therefore, we never collect nor can we ever see this information.

Although we never collect social security numbers or credit card information, we may ask users to create a user account or ask for personal information. Some of this information may be saved to our database, but providing this information is absolutely optional. This information may include names, addresses, phone numbers, email addresses and vehicle information. However, all this information is optional, and users may use aliases or opt to not provide it.

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Despite these efforts to minimize the impact of cybersecurity breaches, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenue, any of which could adversely affect our business and financial results.

Financial, Tax and Accounting-Related Risks

Our financial condition and results of operations are likely to fluctuate on a quarterly basis in future periods, which could cause our results for a particular period to fall below expectations, resulting in a decline in the price of our common stock.

Our financial condition and results of operations have fluctuated in the past and may continue to fluctuate in the future following the change of control and a new business plan focused on the production and sale of critical minerals and longevity products due to a variety of factors, many of which are beyond our control.

In addition to the other risks described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

●	the timing and volume of new sales;

●	fluctuations in service costs;

●	the timing of new product rollouts;

●	weaker than anticipated demand for our critical minerals or longevity products;

●	fluctuations in sales and marketing, business development or research and development expenses;

●	supply chain interruptions and mining, manufacturing or delivery delays;

●	the timing and availability of new products relative to customers’ and investors’ expectations;

●	disruptions in sales, production, service or other business activities or our inability to attract and retain qualified personnel; and

●	unanticipated changes in federal, state, local, or foreign government regulations;

Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue, and other operating results may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the common stock.

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In order to maintain and improve the effectiveness of our internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase our costs and make certain activities more time-consuming. A number of those requirements require it to carry out activities we have not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or additional material weaknesses in the internal control over financial reporting), we could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, we will purchase director and officer liability insurance, which has substantial additional premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

If we do not adequately protect our intellectual property rights, we may experience a loss of revenue and our operations may be materially harmed.

We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

Risks Related to Legal Matters and Regulations

Privacy concerns and laws, or other regulations, may adversely affect our business.

State and local governments and agencies in the jurisdictions in which we operate, and in which customers operate, have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing, and disclosure of information regarding consumers and other individuals, which could impact our ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, disclosure, security, and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction. The costs of compliance with, and other burdens imposed by, laws, regulations, standards, and other obligations relating to privacy, data protection, and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards, and other obligations may limit the use and adoption of our products and services, reduce overall demand, lead to regulatory investigations, litigation, and significant fines, penalties, or liabilities for actual or alleged noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business. Moreover, if we or any of our employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, it may damage our reputation and brand.

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Additionally, existing laws, regulations, standards, and other obligations may be interpreted in new and differing manners in the future and may be inconsistent among jurisdictions. Future laws, regulations, standards, and other obligations, and changes in the interpretation of existing laws, regulations, standards, and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, and limitations on data collection, use, disclosure, and transfer for us and our customers. Further, California adopted the California Consumer Privacy Protection Act (“CCPA”) and the California State Attorney General has begun enforcement actions. Further, on November 3, 2020, California voters approved the California Privacy Rights Act (“CPRA”). Although we initiated a compliance program designed to comply with CCPA after consulting with outside privacy counsel, we remain exposed to ongoing legal risks related to the CCPA and the expansion of the CCPA under the CPRA, which becomes effective January 1, 2023. The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection, and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use, and transmit certain types of information, such as demographic and other personal information.

In addition to government activity, privacy advocacy groups, the technology industry and other industries have established or may establish various new, additional or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that we will meet voluntary certifications or adhere to other standards established by them or third parties. If we are unable to maintain these certifications or meet these standards, it could reduce demand for our solutions and adversely affect our business.

Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation.

We and our operations, as well as those of our contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require us or others in our value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on our operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for our operations or on a timeline that meets our commercial obligations, it may adversely impact our business.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national, and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on our business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste, or batteries, could cause additional expenditures, restrictions and delays in connection with our operations as well as other future projects, the extent of which cannot be predicted. For instance, California may adopt more stringent regulation for DC fast charging by 2024. Additionally, we could be regulated as a retail electric service provider in the future.

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Further, we currently rely on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of wastes, regardless of whether such failure is ours or our contractors, may result in liability under environmental laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) and state analogs, under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. We may also generate or dispose of solid wastes, which may include hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of our charging stations may be excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, we may be required to treat such products as hazardous waste, which are subject to more rigorous and costly disposal requirements. Any such changes in the laws and regulations, or our ability to qualify the materials we use for exclusions under such laws and regulations, could adversely affect our operating expenses. Additionally, we may not be able to secure contracts with third parties to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations.

Risks Related to our Securities

Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

We currently have only one executive officer and director, Paul Mann, who after this offering will have approximately 51% of the voting power of the issued and outstanding shares of our capital stock. As a result, Mr. Mann is able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of the certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without Mr. Mann’s support. In addition, Mr, Mann is the sole member of the Board of Directors of the Company and has sole control and decision-making power regarding his salary.

The Company has never paid cash dividends on its capital stock and does not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of the board of directors and will depend on financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of common stock will be the sole source of gain for the foreseeable future.

Our stock price will be volatile, and you may not be able to sell shares at or above the price at which shares of our common stock in this registration statement are purchased.

The trading price of our common stock and warrants will be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

●	actual or anticipated fluctuations in operating results;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

●	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	operating and share price performance of other companies in the industry or related markets;

●	the timing and magnitude of investments in the growth of our business;

●	actual or anticipated changes in laws and regulations;

●	additions or departures of key management or other personnel;

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●	increased labor costs;

●	disputes or other developments related to intellectual property or other proprietary rights, including litigation;

●	the ability to market new and enhanced solutions on a timely basis;

●	sales of substantial amounts of our common stock by the Board, executive officers or significant stockholders or the perception that such sales could occur;

●	changes in capital structure, including future issuances of securities or the incurrence of debt; and

●	general economic, political and market conditions.

In addition, the stock market in general, and the stock prices of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. There exist material weaknesses in our internal controls as of May 31, 2023, identified below. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. With each prospective acquisition we may make we will conduct whatever due diligence is necessary or prudent to assure us that the acquisition target can comply with the internal control requirements of the Sarbanes-Oxley Act. Notwithstanding our diligence, certain internal control deficiencies may not be detected at acquired entities. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations, and access to capital.

A material weakness is a deficiency, or a combination of deficiencies, in internal financial controls such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate our material weaknesses. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

Any failure to maintain effective internal controls could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information which could have a negative effect on the trading price of our stock.

The material weaknesses we identified in our internal controls were:

(i) we did not maintain financial close process and procedures that were adequately designed, documented and executed to support the accurate and timely reporting of our financial results. As a result, we made a number of manual post-close adjustments necessary in order to prepare the financial statements included in this registration statement; and

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(ii) we did not maintain effective controls to provide reasonable assurance that accounts were complete and accurate and agreed to detailed support, and that account reconciliations were properly performed, reviewed and approved. While these activities should be performed in the ordinary course of our preparing our financial statements, we instead needed to undertake significant efforts to complete reconciliations and investigate items identified in those reconciliations during the course of our financial statement audit.

We have begun taking steps and plan to take additional measures to remediate the underlying causes of the material weakness, primarily through the development and implementation of formal policies, improved processes and documented procedures, as well as engaging an outside CPA to assist with this process and, when our finances allow that we expect to occur in the near future, the hiring of additional finance personnel.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls.

The market price of our common stock could be adversely affected by sales of substantial amounts of our common stock in the public or private markets or the perception in the public markets that these sales may occur.

As of July 1, 2026, we have 96,105,204 shares of our common stock issued and outstanding. In addition, we will be raising capital through future equity and debt financings. We cannot predict the size of future issuances of common stock or securities convertible into common stock or the effect, if any, that future issuances or sales of shares of common stock will have on the market price of common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of common stock.

Because we have no current plans to pay cash dividends on common stock for the foreseeable future, you may not receive any return on investment unless you sell common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in common stock unless you sell common stock for a price greater than that which you paid for it.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our shares of common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our shares of common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

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Risks Related to Mining of Critical Minerals

We may be adversely affected by fluctuations in demand for, and prices of, critical minerals.

Because our initial source of revenue may be from the sale of critical minerals, changes in demand for, and the market price of (including taxes and other tariffs and fees imposed upon) demand for them and the products in which they are used, could significantly affect our profitability.

Demand for critical minerals may be impacted by demand for downstream products incorporating them. Lack of growth in these markets may adversely affect the demand for our critical minerals.

In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to critical mineral supply and demand and ultimately to the broader markets. Periods of high market prices for critical minerals generally are beneficial to our financial performance. However, strong critical mineral prices also create economic pressure to identify or create alternate technologies that ultimately could depress long-term demand for critical minerals and products, and at the same time may incentivize development of competing mining properties.

The success of our business will depend, in part, on the growth of existing and emerging uses for critical minerals.

Our strategy is to produce critical minerals that are used in critical existing and emerging technologies, such as advanced electronics, aerospace and defense systems, energy products, robotics, and many other high-growth, advanced technologies. The success of our business depends on the continued growth of these end-markets and the successful commercialization of critical mineral products in such markets. If the market for these critical existing and emerging technologies does not grow as we expect, grows slower than we expect, or if the demand for our products in these markets decreases, then our business, prospects, financial condition and operating results could be harmed. In addition, the market for these technologies, may be cyclical, which exposes us to increased volatility, and it is uncertain as to how such macroeconomic factors will impact our business. Any unexpected costs or delays in the production of critical minerals, or less than expected demand for them in emerging technologies, could have a material adverse effect on our financial condition or results of operations.

We will operate in a highly competitive industry.

The mining and processing of critical minerals is capital intensive with competitive market dynamics. Production is dominated by our Chinese competitors. These competitors may have greater financial resources, as well as other strategic advantages to operate, maintain, improve, and possibly expand their facilities. Additionally, our Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental and governmental regulations and lower labor and benefit costs. If we are not able to achieve consistent product quality at our anticipated costs of production, then any strategic advantages that our competitors may have over us, including, without limitation, lower labor, compliance, and production costs, could have a material adverse effect on our business.

Industry consolidation may result in increased competition, which could result in a reduction in revenue.

Some of our competitors may make, acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships, or strategic relationships. We expect these trends to continue as demand for critical minerals increases. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility than we have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. These competitive pressures could have a material adverse effect on our business.

Our ability to generate revenue will be diminished if we are unable to compete with substitutions for our critical minerals.

Technology changes rapidly in the industries and end-markets that utilize our materials. If these industries introduce new technologies or products that no longer require the critical minerals we produce or may produce in the future, or suitable substitutes become available, this could result in a decline in demand for our critical minerals. If the demand for our critical minerals decreases, it will have a material adverse effect on our business and the results of our operations.

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Significant political, trade and regulatory developments, and other circumstances beyond our control, could have a material adverse effect on our financial condition or results of operations.

We expect to operate globally and sell our critical minerals in countries throughout the world. Significant political, trade, or regulatory developments in the jurisdictions in which we sell our minerals, including changes in tariff policies by the U.S. administration, export controls, or other trade restrictions, are difficult to predict and may have a material adverse effect on us. Similarly, changes in U.S. federal policy that affect the geopolitical landscape could give rise to circumstances outside our control that could have negative impacts on our business operations. For example, the current U.S. administration has increased tariffs on goods imported into the U.S., particularly from China, Canada, and Mexico. Historically, tariffs have led to increased trade and political tensions, between not only the U.S. and China, but also between the U.S. and other countries in the international community. In response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods. Political tensions as a result of trade policies or other geopolitical dynamics could reduce trade volume, investment, technological exchange, and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets. We and/or our suppliers may also experience shortages of materials or increases in prices of materials as a result of these ongoing trade tensions, which could increase our costs or decrease our volume of production. Any changes in political, trade, regulatory, and economic conditions, including, but not limited to, U.S. and China trade policies, could have a material adverse effect on our financial condition or results of operations.

Our continued growth depends on our ability to reach anticipated production rates for critical minerals.

Our growth is based on reaching anticipated production rates of critical minerals at our mines within our expected timeframe. The deterioration or destruction of any part of the mining process, including the failure of any necessary equipment to operate as designed, may significantly hinder our ability to reach or maintain anticipated production rates within the expected timeframe or at all. If we are unsuccessful in reaching and maintaining expected production rates, including by failing to reach anticipated throughput, recoveries, uptimes, yields, product quality, or any combination thereof, within expected timeframes or at all, we may not be able to reach our full revenue potential or achieve our anticipated cost structure.

We may not be able to convert commercial discussions with customers for the sale of our products into contracts, which may have a material adverse effect on our financial position and results of operations.

Upon reaching anticipated production rates for critical minerals, we intend to enter into short- and long-term sales contracts with prospective customers. However, there can be no assurance that these customers will enter into sales contracts for these critical minerals. The failure to enter into such contracts may have a material adverse effect on our financial position and results of operations.

Fluctuations in transportation costs or disruptions in transportation services or damage or loss during transport could decrease our competitiveness or impair our ability to supply our critical mineral products to our customers, which could adversely affect our results of operations.

We may in the future need to transport our products to customers and tollers wherever they may be located. Finding affordable and dependable transportation is necessary for us to be able to supply customers around the world. Labor disputes, embargoes, government restrictions, work stoppages, pandemics, derailments, accidents, damage or loss events, adverse weather conditions, other environmental events, seasonal changes in supply and demand for transportation, changes to rail, highway, or ocean freight systems, domestic or international laws or regulations, permits or other approvals, or other events and activities beyond our control could interrupt or limit available transport services, which could result in customer dissatisfaction, delays in meeting contractual delivery requirements, and loss of sales, and could materially adversely affect our results of operations.

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Uncertainty in our estimates of critical mineral reserves could result in lower-than-expected revenues and higher-than-expected costs.

We expect to base our critical mineral reserve estimates on engineering, economic and geological data assembled and analyzed by outside firms, which are reviewed by our engineers and geologists. Ore reserve estimates, however, are necessarily imprecise and depend to some extent on professional interpretation, including statistical inferences drawn from available drilling data, which may prove unreliable. There are numerous uncertainties inherent in estimating quantities and qualities of such reserves and costs to mine recoverable reserves, including many factors beyond our control. Estimates of economically recoverable critical mineral reserves necessarily depend upon a number of variable factors and assumptions, all of which may vary considerably from actual results, such as:

●geological, mining and processing conditions and/or effects from prior mining that may not be fully identified by available data or that may differ from experience;

●changes to the strategic approach to mining and processing the deposit depending upon market demand, corporate strategy and other prevailing economic conditions;

●assumptions concerning future prices of critical minerals, foreign exchange rates, process recovery rates, transportation costs, operating costs, capital costs and reclamation costs; and

●assumptions concerning future effects of regulation, including the issuance of required permits and taxes by governmental agencies and foreign government policies relating to the import or export of rare earth products.

Uncertainty in our estimates related to our critical mineral reserves, including incorrect assumptions or imprecise geological data or interpretation of such data, could result in actual reserves being less than estimated, which could lead to lower-than-expected revenues and a shortened estimated life-of-mine for certain mines. Higher-than-expected costs could also negatively impact the value of our reserves. Fluctuations in factors out of our control, such as changes in future product pricing, foreign government policies on the import or export of rare earths and foreign exchange rates, can also have a significant impact on the estimates of reserves and can result in significant changes in the quantum of our reserves period-to-period.

Period-to-period conversion of probable critical mineral reserves to proven reserves may result in increases or decreases to the total reported amount of such reserves. Conversion rates are affected by a number of factors, including geological variability, applicable mining methods and changes in safe mining practices, economic considerations and new regulatory requirements.

Our profitability could be adversely affected if we fail to maintain satisfactory labor relations; work stoppages or similar difficulties could significantly disrupt our operations, reduce our revenues and materially adversely affect our results of operations.

Production at our future mines will be dependent upon the efforts of our employees. Our employees could choose to be represented as a collective unit, which may result in labor disputes, work stoppages or other disruptions in our production efforts that could adversely affect us.

A work stoppage by any of the third parties providing services in connection with construction projects at various future mining operations could significantly delay the completion of such projects and disrupt our operations, reduce our revenues, and materially adversely affect our results of operations.

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Our future mining operations will be subject to extensive and costly environmental requirements; current and future laws, regulations and permits impose significant costs, liabilities or obligations or could limit or prevent our ability to successfully engage in mining operations.

We will be subject to numerous and detailed environmental regulations within various foreign countries as well as in the U.S. under federal, state and local environmental laws, certifications, regulations, permits, and other legal requirements applicable to the mining and mineral processing industry, including, without limitation, those pertaining to employee health and safety, air emissions, water usage, wastewater and stormwater discharges, air quality standards, GHG emissions, waste management, plant and wildlife protection, handling and disposal of hazardous and radioactive substances and waste, remediation of soil and groundwater contamination, land use, reclamation and restoration of properties, the discharge of materials into the environment, procurement of certain materials used in our operations, and groundwater quality and availability. These requirements may result in significant costs, liabilities and obligations, impose conditions that are difficult to achieve or otherwise delay, limit or prohibit current or planned operations and future growth. Failure to comply with these laws, regulations and permits, including as they evolve, may result in the assessment of administrative, civil and criminal penalties, the issuance of injunctions to limit or cease operations, fines, or the suspension or revocation of permits and other sanctions. Pursuant to such requirements, we may also be subject to third-party claims, including for damages to property or injury to persons arising from our operations. Moreover, environmental legislation and regulation are evolving in a manner that may impose stricter standards and enforcement, increased fines and penalties for non-compliance, cessation of operations, more stringent environmental assessments, and a heightened degree of responsibility for companies and their officers, directors and employees. In addition, mine safety has been the subject of increasing scrutiny resulting in federal and state legislatures and other regulatory authorities imposing more stringent regulatory requirements on mining operations. Any changes in environmental laws, regulations or permits (or the interpretation or enforcement thereof) or any sanctions, damages, costs, obligations or liabilities in respect of these matters could have a material adverse effect on our business and/or the results of our operations and financial condition.

Our future operations may use hazardous materials and generate hazardous waste and radioactive byproducts. While we expect to maintain procedures for and conduct training on the handling and disposing of chemicals or other substances by our personnel, risks, including bodily injury and property damage, persist. We may be subject to claims under environmental laws, for toxic torts, natural resource damage and other liabilities, as well as for the investigation and remediation of soil, surface water, groundwater and other environmental media. These remedial activities include groundwater monitoring, extraction and treatment. In addition, claims may arise in connection with contaminated third-party sites at which we have disposed of waste. Under the federal Comprehensive Environmental Response, Compensation and Liability Act, and analogous state statutes, our liability for claims for contamination at former properties, and at third-party sites at which we disposed of waste, may be joint and several, so that we may be held responsible for more than our share of any contamination, or even for the entire share. These and similar unforeseen impacts that our operations may have on the environment, as well as human exposure to hazardous or radioactive materials or wastes, could have a material adverse effect on our business, reputation, results of operations and financial condition.

In connection with our anticipated future operations and growth plans, we may need to amend or obtain additional permits that impose strict requirements relating to various environmental and health and safety matters. To obtain certain permits, we may be required to conduct environmental studies and present data to governmental authorities pertaining to the potential impact of our current and future operations upon the environment and take steps to avoid or mitigate those impacts, particularly impacts to desert flora and fauna. Furthermore, the permitting processes and development of supporting materials, including any environmental impact statements, may be costly and time-consuming. These permit processes and requirements, and the interpretation and enforcement thereof, change frequently, and any such future changes could materially adversely affect our mining operations and results of operations. In some cases, the public (including environmental interest groups) has the right to comment upon, and submit objections to, permit applications and environmental impact statements prepared in connection therewith, and otherwise participate in the permitting process, including challenging the issuance of permits. Accordingly, permits required for our operations may not be issued, maintained, amended or renewed in a timely fashion or at all, or may be issued or renewed upon conditions that restrict our ability to conduct operations. Any such failure to obtain, maintain, amend or renew permits, or other permitting delays, including in connection with any environmental impact analyses, could have a material adverse effect on our results of operations and financial condition or otherwise impose significant restrictions on our ability to conduct our business.

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Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring, permitting, reporting and other costs to comply with such regulations. Our future mining operations may result in emissions of greenhouse gases that exceed certain thresholds required for inclusion in certain regulatory cap-and-trade programs. As such, allowances will be directly allocated to us annually, with fluctuations based on energy usage and regulatory provisions. We expect that our emissions will continue to increase as our separations production ramps, which would require us to purchase additional allowances, with the price of allowances subject to market volatility. Any adopted future climate change regulations could negatively impact our ability to compete with companies situated in areas and countries not subject to such limitations. Given the political significance, regulatory or compliance obligations and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace, including the investing community, about potential impacts on climate change by us or other companies in our industry could harm our reputation or our access to capital. The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate. These impacts may adversely affect the cost, production and financial performance of our operations.

Our inability to acquire, maintain or renew financial assurances related to the reclamation and restoration of mining property, or inaccuracies in the assumption underlying our reclamation plan and mine closure obligations, could have a material adverse effect on our business, results of operations and financial condition.

It has become increasingly difficult for mining companies to secure new or renew existing surety bonds without posting partial or full collateral to secure the bonds. In addition, the cost to obtain surety bonds has increased while the market terms of the surety bonds generally have become less favorable. It is possible that surety bond issuers may refuse to provide or renew bonds or may demand additional collateral upon the issuance or renewal of the bonds. Our inability to acquire or failure to maintain or renew such bonds or other financial assurances could have a material adverse effect on our business, financial condition and results of operations.

Federal, state, and local laws and regulations establish reclamation and closure standards applicable to our surface mining and other operations as well. Estimates of our total reclamation and mine closing liabilities are based upon our reclamation plan, third-party expert reports, current applicable laws and regulations, certain permit terms, our engineering expertise related to these requirements and review by regulatory agencies. Any change in the underlying assumptions, permissions, or other variation between the estimated liabilities and actual costs could materially and adversely affect our business, results of operations and financial condition.

Risks Related to Potential Longevity Products

We may experience difficulties that delay or prevent our development, introduction or marketing of enhanced or new medical products.

Our success may also depend on our ability to effectively introduce enhanced or new medical products. The development of enhanced or new medical products is complex, costly and uncertain. Furthermore, enhancing or developing new medical products requires us to anticipate patients’, clinicians’ and payors’ needs and emerging technology trends accurately. We may experience research and development, regulatory, marketing and other difficulties that could delay or prevent our introduction of enhanced or new medical products. The research and development process for solutions to longevity generally takes a significant amount of time from the research and design stage to commercialization. This process is conducted in various stages, and each stage presents the risk that we will not achieve our goals. We may have to abandon a medical product in which we have invested substantial resources. In order to successfully commercialize medical products that we may develop in the future, we may need to conduct lengthy, expensive clinical trials and develop dedicated sales and marketing operations or enter into collaborative agreements to achieve market awareness and demand. Any delay in the research and development, approval, production, marketing or distribution of enhanced or new medical products could adversely affect our competitive position, branding and results of operations.

We cannot be certain that:

●	any medical products that we may enhance or develop will prove to be safe or effective in clinical trials;
●	we will be able to obtain, in a timely manner or at all, regulatory clearance or approval, if needed;
●	any medical products that we may enhance or develop will be ordered and used by healthcare providers and/or consumers;
●	any medical products that we may enhance or develop can be provided at acceptable cost and with appropriate quality; or
●	any of our medical products can be successfully marketed.

These factors and other factors beyond our control could delay the launch of enhanced or new medical products.

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If clinical testing of a particular medical product does not yield successful results, then we will be unable to commercialize that test or product candidate.

To date we have not conducted any clinical trials, nor have we had any product candidate approved for commercial sale. It is possible that we may not be able to commercialize a marketable product candidate. For medical products needing regulatory clearance or approval, we may need to demonstrate the product safety and efficacy of our candidates for medical products in humans through extensive clinical testing. Our research and development programs are at an early stage of development. We may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of any medical product, including the following:

●	the results of preclinical studies may be inconclusive, or they may not be indicative of results that will be obtained in human clinical trials;
●	safety and efficacy results attained in early human clinical trials may not be indicative of results that are obtained in later clinical trials;
●	after reviewing test results, we may abandon projects that we might previously have believed to be promising;
●	we or our regulators may suspend or terminate clinical trials because the participating subjects or patients are being exposed to unacceptable health risks; and
●	our medical product candidates may not have the desired effects or may include undesirable side effects or other characteristics that preclude regulatory clearance or approval or limit their commercial use if approved.

Even if our medical products receive marketing clearance or approval, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

Even if our medical products receive marketing clearance or approval, if needed, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors, and others in the medical community. If we do not generate significant product revenues, we may not become profitable. The degree of market acceptance of our products, if approved for commercial sale, will depend on a number of factors, including:

●	their efficacy, safety, and other potential advantages compared to alternative medical products;
●	our ability to offer them for sale at competitive prices;
●	their convenience and ease of administration compared to alternative treatments;
●	the willingness of the target patient population to try new medical products and of physicians to order these products;
●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
●	the strength of marketing and distribution support;
●	the availability of governmental agencies and third-party medical insurance and adequate reimbursement for our medical products;
●	any restrictions on the use of our medical products together with other therapeutic treatments;
●	any restrictions on the use of our medical products together with other medications;
●	inability of certain types of patients to use our medical products; and
●	the prevalence and severity of side effects from our medical products.

If we are unable to address and overcome these and similar concerns, our business and results of operations could be substantially harmed.

If we are unable to establish effective sales, marketing, and distribution capabilities or enter into agreements with third parties with such capabilities, we may not be successful in commercializing our medical products if and when they are cleared or approved.

We do not have a sales or marketing infrastructure to support the sale, marketing, or distribution of our future medical products. To achieve commercial success for any medical product for which we obtain marketing clearance or approval, we will need to successfully establish and maintain relationships directly and with third parties to perform sales and marketing functions.

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Factors that may inhibit our efforts to commercialize our medical products on our own include:

●	our inability to recruit, train, and retain adequate numbers of effective sales, technical support, and marketing personnel;
●	the inability of sales personnel to obtain access to or educate physicians on the benefits of our medical products;
●	the lack of complementary medical products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive medical product lines;
●	unforeseen costs and expenses associated with creating an independent sales, technical support, and marketing organization; and
●	the inability to obtain sufficient coverage and reimbursement from third-party payors and governmental agencies.

If we do not establish sales, marketing, and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our future medical products.

If we are unable to convince physicians of the benefit of our proposed medical products, we may incur delays or additional expense in our attempt to establish market acceptance.

Broad use of our proposed products may require pathology laboratories and physicians to be informed regarding our proposed products and their intended benefit. Inability to carry out this physician education process may adversely affect market acceptance of our proposed medical products. We may be unable to timely educate physicians regarding our proposed medical products in sufficient numbers to achieve our marketing plans or to achieve acceptance of our medical products. Any delay in physician education may materially delay or reduce demand for our medical products. In addition, we may expend significant funds toward physician education before any acceptance or demand for our proposed medical products is created, if at all.

Our efforts to avoid the patent, trademark, and copyright rights of others may not provide notice to it of potential infringements in time to avoid investing in product development and promotion that must later be abandoned if suitable license terms cannot be reached.

There is no guarantee that our use of conventional technology searching and brand clearance searching will identify all potential rights holders. Rights holders may demand payment for past infringements and/or force us to accept costly license terms or discontinue use of protected technology and/or works of authorship that may include for example photos, videos, and software.

We may incur substantial litigation costs to protect our intellectual property, and if we are unable to protect our intellectual property, it may lose our competitive advantage. We may be subject to intellectual property infringement claims, which could cause it to incur litigation costs and divert management attention from our business.

Our future success in the business of longevity products depends in part upon our ability to protect our intellectual property. Our protective measures, including patents, trademarks, copyrights, trade secret protection and internet identity registrations, may prove inadequate to protect our proprietary rights and market advantage. The right to stop others from misusing our trademarks and service marks in commerce depends, to some extent, on our ability to show evidence of enforcement of our rights against such misuse in commerce. Our failure to stop the misuse by others of our trademarks and service marks may lead to our loss of trademark and service mark rights, brand loyalty and notoriety among our customers and prospective customers. The scope of any patent to which we have or may obtain rights may not prevent others from developing and selling competing products. In addition, our patents may be held invalid upon challenge, or others may claim rights in, or ownership of, our patents. Moreover, we may become subject to litigation with parties that claim, among other matters, that it infringed on their patents or other intellectual property rights. The defense and prosecution of patent and other intellectual property claims are both costly and time-consuming and could result in a material adverse effect on our business and financial position.

Additionally, any intellectual property infringement claims against us, with or without merit, could be costly and time-consuming to defend and divert our management’s attention from our business. If our products were found to infringe a third-party’s proprietary rights, we could be forced to enter into costly royalty or licensing agreements in order to be able to continue to sell our products or discontinue use of the protected technology. Such royalty and licensing agreements may not be available on terms acceptable to us or at all. Rights holders may demand payment for past infringements or force us to accept costly license terms or discontinue use of protected technology or works of authorship.

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We may become involved in litigation regarding patents and other intellectual property rights. Other companies, including our competitors, may develop intellectual property that is similar or superior to our intellectual property, duplicate our intellectual property or design around our patents, and may have or obtain patents or other proprietary rights that would prevent, limit or interfere with our ability to make, use or sell our products. Effective intellectual property protection may be unavailable or limited in some foreign countries in which we sell or will sell products or from which competing products may be sold.

Unauthorized parties may attempt to copy or otherwise use aspects of our intellectual property and products that we regard as proprietary. Our means of protecting our proprietary rights in the U.S. or abroad may prove to be inadequate, and competitors may be able to develop similar intellectual property independently. If our intellectual property protection is insufficient to protect our intellectual property rights, we could face increased competition in the markets for our products.

Should any of our competitors file patent applications or obtain patents that claim inventions also claimed by us, we may choose to participate in an interference proceeding to determine the right to a patent for these inventions, because our business could be harmed if it fails to enforce and protect our intellectual property rights. Even if the outcome is favorable, an interference proceeding could result in substantial costs to us and disrupt our business.

In the future, we also may need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Any such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, financial condition or results of operations.

We may be subject to intellectual property infringement claims, which could cause us to incur litigation costs and divert management attention from our business.

Any intellectual property infringement claims against us, with or without merit, could be costly and time-consuming to defend and divert management’s attention from our business. If our products were found to infringe a third party’s proprietary rights, we could be required to enter into costly royalty or licensing agreements to be able to sell our products. Royalty and licensing agreements, if required, may not be available on terms acceptable to us or at all.

Our future products may contain licensed, third-party technology that provides important product functionality and features. The loss or inability to obtain and maintain any such licenses could have a material adverse effect on our business.

Our future products may contain technology licensed from third-parties that provides important product functionality and features. We cannot assure you that it will have continued access to this technology. For example, if the licensing company ceases to exist, either as a result of bankruptcy, dissolution or purchase by a competitor, we may lose access to important third-party technology and may not be able to obtain replacement technology on favorable terms or at all. In addition, legal actions, such as intellectual property actions, brought against the licensing company could impact our future access to the technology. Any of these actions could negatively affect our technology licenses, thereby reducing the functionality and features of our products, and adversely affect our business, financial condition or results of operations.

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Our future success depends, in part, on our ability to develop new products and new technologies and maintain technologies, facilities, and equipment to meet the needs of our customers.

Many of the markets in which we expect to operate are characterized by rapidly changing technologies. The product, program and service needs of our customers change and evolve regularly. Our success in the healthcare industry depends upon our ability to identify emerging technological trends, develop technologically advanced, innovative and cost-effective products and services and market these products and services to our customers in the U.S. and internationally. In addition, our ability to develop innovative and technologically advanced products depends on continued funding for, and investment in, research and development projects. Our success also depends on our continued access to assured suppliers of important technologies and components and our ability to provide the people, technologies, facilities, equipment and financial capacity needed to deliver those products and services with maximum efficiency. Our customers and markets also increasingly require it to be agile and efficient, digitally enabled and able to harness integrated digital technologies and capabilities to deliver solutions with the agility and affordability that our customers seek. If we are unable to continue to develop new products and technologies in a timely fashion, and successfully to effect digital transformation, or if we fail to achieve market acceptance more rapidly than our competitors, we may be unable to maintain a competitive position and our future success could be materially adversely affected. If we fails to maintain our competitive position, we could lose a significant amount of future business to our competitors, which also could have a material adverse effect on our ability to generate favorable financial results and maintain market share and on our financial position, results of operations and/or cash flows.

A failure of our information technology systems, or an interruption in our operation due to internal or external factors including cyber-attacks, could have a material adverse effect on our business, reputation, financial condition or results of operations.

Our operations depend on our ability to protect our information systems, computer equipment, and information databases from systems failures. We rely on our information technology systems generally to manage the day-to-day operations of our business, operate elements of our manufacturing facility, manage relationships with our customers, fulfill customer orders, and maintain our financial and accounting records. Failure of our information technology systems could be caused by internal or external events, such as incursions by intruders or hackers, computer viruses, cyber-attacks, failures in hardware or software, or power or telecommunication fluctuations or failures.

There have been an increasing number of cyber security incidents affecting companies around the world, which have caused operational failures or compromised sensitive corporate data. Although we do not believe our systems are at a greater risk of cyber security incidents than other similar organizations, such cyber security incidents may result in: the loss or compromise of customer, financial, or operational data; disruption of billing, collections, or normal operating activities; disruption of electronic monitoring and control of operational systems; and delays in financial reporting and other management functions. Possible impacts associated with a cyber-security incident may include, among others: remediation costs related to lost, stolen, or compromised data; repairs to data processing systems; increased cyber security protection costs; reputational damage; and adverse effects on Our ability to comply with applicable privacy and other laws and regulations. The failure of our information technology systems to perform as anticipated for any reason could disrupt our business and result in numerous adverse consequences, including reduced effectiveness and efficiency of operations or increased costs, any of which could have a material adverse effect on our business, operating results and financial condition. Any technology and information security processes and disaster recovery plans. We uses to mitigate our risk to these vulnerabilities may not be adequate to ensure that our operations will not be disrupted should such an event occur.

Our success depends upon certain key personnel, including product development and engineering staff.

Our success will depend in large part upon the skill and expertise of certain key personnel, including product development and engineering staff. The competition for qualified management and such key personnel is intense. There can be no assurance that any such individuals will continue to be associated with or employed by us throughout their respective lives. The loss of services of one or more of such key personnel or the inability to hire, train and retain additional such key personnel could delay the development and sale of our products, disrupt our business, and interfere with our ability to execute our business plan. The loss of key personnel could also have a material adverse effect on us.

Our growth relies on market acceptance.

While we believes there will be significant customer demand for our future products, there is no assurance there will be broad market acceptance of our medical product offerings. There also may not be broad market acceptance of our offerings if our competitors offer products which are preferred by prospective customers. In such event, there may be a material adverse effect on Our results of operations and financial condition, and we may not be able to achieve our goals.

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Our ability to compete successfully depends on many factors, both within and outside our control.

These factors include the following:

●	Our success in developing, producing, marketing, and successfully selling our products;
●	Our ability to address the needs of our consumer customers;
●	the pricing, quality, performance, and reliability of our products;
●	the quality of our customer service;
●	the efficiency of our production; and
●	product or technology introductions by our competitors.

If technological and functional distinctions among competing products in our longevity products market are perceived by many end-user consumers to be relatively modest, effectiveness in marketing and manufacturing are particularly important competitive factors in our business.

If we fail to compete effectively with academic institutions and other biotechnology companies that are developing similar or alternatives to cellular immunotherapy product candidates, our business will be materially adversely affected.

The development and commercialization of new longevity products is highly competitive. We face competition from existing and future competitors with respect to each of our product candidates currently in development and will face competition with respect to other product candidates that we may seek to develop or commercialize in the future.. In addition, numerous academic institutions are conducting preclinical and clinical research in this area. It is also possible that new competitors, including those developing similar or alternatives to our future product candidates, may emerge and acquire significant market share. Such competitors may have an advantage over us due to their greater size, resources or institutional experience, or may develop product candidates that are safer, more effective, more widely accepted, more cost-effective or enable higher patient quality of life than ours. More established biopharmaceutical companies may also develop and commercialize their product candidates at a faster rate, which could render our product candidates obsolete or non-competitive before they are fully developed or commercialized. If we are not able to compete effectively against our existing and potential competitors, our business, financial condition, results of operations and growth prospects may be materially adversely affected.

Recent reductions in force across the U.S. federal government may impact our ability to secure necessary meetings to discuss, guidance on, and clearance or approval for our products.

Actions by the U.S. administration may fundamentally impact the FDA, Centers for Medicare and Medicaid Services (CMS), and other federal agencies with jurisdiction over our products. Among other things, the issuance of Executive Order (EO) 14192, “Unleashing Prosperity Through Deregulation” (January 31, 2025), EO 14212, “Establishing the President’s Make America Healthy Again Commission” (February 13, 2025), and EO 14219, “Ensuring Lawful Governance and Implementing the President’s ‘Department of Government Efficiency’ Deregulatory Initiative” (February 21, 2025) could have a significant impact on the manner in which the FDA conducts our operations and engages in regulatory and oversight activities.

For example, on March 27, 2025, the U.S. Department of Health and Human Services (HHS), which houses both CMS and the FDA, announced significant restructuring in accordance with EO 14219. Among other changes, HHS announced that it intends to reduce our workforce by approximately 10,000 full-time employees, consolidate 28 existing divisions into 15 new divisions, and centralize certain core functions. Notably, this restructuring plan is in addition to other downsizing efforts at HHS, which in combination will result in a reduction of force by 20,000 employees.

There is substantial uncertainty regarding how these changes will impact the FDA. HHS intends to reduce the FDA’s workforce by 3,500 individuals, which represents approximately 18% of FDA full-time employees. This restructuring could lead to significant disruptions and delays at the FDA, including impeding the agency’s ability to meet with industry and provide feedback, review and/or approve or clear submissions, conduct inspections, issue regulatory guidance, or take other actions that facilitate the development, approval, and marketing of regulated products. All of this could adversely affect our business.

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There is uncertainty regarding how the FDA will regulate our products, which may adversely impact our anticipated timeline for and cost of bringing products to market in the U.S.

We have not yet obtained FDA clearance or approval for any of our anticipated longevity products. We expects that our cell therapy products will be regulated by the FDA as drugs requiring approval under either an NDA or BLA. If We determines to enter the U.S. market with our exosome products, the company expects that these products will be regulated by the FDA either as drugs requiring approval under an NDA or BLA, or as cosmetics. However, it is possible that these products could instead be regulated by the FDA as medical devices. This uncertainty may cause delays in bringing our products to market, as we may need to seek input from the FDA regarding the correct marketing category before proceeding with certain required activities, such as clinical trials, certain registrations and listings, etc.

FDA regulation of medical devices is complex, and it is not always clear how a specific product will be regulated by the agency. Medical devices that require premarket clearance or approval must undergo a lengthy and complex process, which involves significant time, effort, and expense.

We expect that our future products will be regulated by the FDA either as drugs needing approval under an NDA or BLA, or as cosmetics. Nonetheless, it is possible that these products could instead be regulated by the FDA as medical devices.

The FDCA classifies medical devices into one of three categories based on the risks associated with the device and the level of control necessary to provide reasonable assurance of safety and effectiveness. Class I devices are low risk and are subject only to general regulatory controls. Class II devices are moderate risk, and are subject to general controls and may also be subject to special controls. Class III devices are generally the highest risk devices. They are required to obtain premarket approval and comply with post-market conditions of approval in addition to general regulatory controls. If the FDA were to deem our exosome products to be medical devices, it is unclear into which class the agency would categorize them.

Class I and certain Class II medical devices may be marketed in the United States without obtaining FDA clearance or approval. For other Class II and Class III devices, a company must first either submit an application for and receive 510(k) clearance pursuant to a premarket notification submitted under Section 510(k) of the FDCA (21 U.S.C. 360(k)), request approval of a premarket approval application (PMA) under Section 515 of the FDCA (21 U.S.C. 360e), or seek approval of a de novo classification request from the FDA under Section 513 of the FDCA (21 U.S.C. 360c), unless an exemption applies.

The process of securing FDA PMA approval is complex and requires substantial time, commitment of resources and expense. The process may take many years to complete, and approval may never be obtained. It requires us to demonstrate with substantial evidence, gathered in preclinical and large, complex well-controlled clinical trials, that the planned product is safe and effective for use as intended. We may not conduct such a trial or may not successfully enroll or complete any such trial, if required. Any products we may develop may not achieve the required primary endpoint in the clinical trial and may not receive regulatory approval. We must also demonstrate that the manufacturing facilities, processes, and controls for any products we may develop are adequate.

A de novo classification request to the FDA is additionally complex and burdensome. Under the de novo classification process, a manufacturer whose device is not eligible for a 510(k) Notification or whose device under the FDCA would otherwise be automatically classified into Device Class III and require the submission and approval of a PMA prior to marketing is able to request down-classification of the device to Class I or Class II on the basis that the device presents a low or moderate risk. If the FDA grants the de novo classification request, the applicant will receive authorization to market the device. This device type may be used subsequently by other companies as a predicate device for future 510(k) submissions.

Even if our products are not required to obtain a PMA or de novo classification, they may instead require a 510(k) Notification. In the 510(k) clearance process, before a device may be marketed, the FDA must determine that a proposed device is “substantially equivalent” to a legally marketed “predicate” device, which includes a device that has been previously cleared through the 510(k) process, a device that was legally marketed prior to May 28, 1976 (pre-amendments device), a device that was originally on the U.S. market pursuant to an approved PMA and later down-classified, or a 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence.

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Medical devices are subject to numerous additional requirements in the U.S. pertaining to registration, listing, labeling, cGMPs, payment of user fees to the FDA, and adverse event reporting.

FDA regulation of drugs is complex, and it is not always clear how a specific product will be regulated by the agency. Drugs that require premarket approval must undergo a lengthy and complex process, which involves significant time, effort, and expense.

The process to obtain an FDA drug approval is complex and requires significant time, effort, and expense. This produces generally involves the following:

●	Completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with good laboratory practice (GLP) requirements;
●	Submission to the FDA of an Investigational New Drug (IND) application, which must become effective before clinical trials may begin;
●	Approval by an institutional review board (IRB) or independent ethics committee at each clinical trial site before each trial may be initiated;
●	Performance of adequate and well-controlled clinical trials in accordance with applicable IND regulations, good clinical practice (GCP) requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;
●	Submission to the FDA of an NDA or BLA;
●	A determination by the FDA within 60 days of our receipt of an NDA or BLA, to accept the filing for review;
●	Satisfactory completion of one or more FDA pre-approval inspections of the manufacturing facility or facilities where the drug will be produced to assess compliance with cGMP requirements to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;
●	Potential FDA audit of the clinical trial sites that generated the data in support of the NDA or BLA;
●	Payment of user fees for FDA review of the NDA or BLA; and
●	FDA review and approval of the NDA or BLA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug in the U.S.

The above process involves tremendous efforts, time, and cost. There are potential pitfalls at every step of this process, and the FDA could object to a submission or require more information at any time. There is no guarantee that we will ever successfully make it to the end of this process with any of our product candidates.

To the extent that our longevity products are a novel approach to extending longevity, this increases the uncertainty of our pathway to market for these products.

To the extent that our longevity products are a novel approach to extending longevity, this increases the uncertainty of our pathway to market for these products. The relative newness of such products may slow down regulatory approval, as regulators may have lengthy questions, request additional clinical testing, etc. Additionally, if our longevity products are novel, there is less widely available information regarding potential side effects and long-term efficacy. All of this could impede and significantly slow down the regulatory approval process for these products.

There can be no assurance that the FDA will ever permit us to market any new product or service that we develop.

There can be no assurance that the FDA will ever permit us to market any new product or service that we develop. Also, any regulatory clearance or approval of a product, once obtained, may be withdrawn. If we are unable to successfully obtain or maintain regulatory clearance or approval to sell any products in the U.S. we may develop, our business, financial condition, results of operations and growth prospects could be adversely affected. Furthermore, delays in receipt of clearance or approval could materially delay or prevent us from commercializing our products and services or result in substantial additional costs that could decrease our profitability. Even if we were to successfully obtain and maintain regulatory clearance or approval for a product, any clearance or approval might contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, or may be subject to burdensome post-approval study or risk management requirements.

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The FDA can delay, limit, or deny clearance or approval of a future product for many reasons, including but not limited to:

●	A future product may not be deemed to be safe and effective;
●	FDA officials may not find the data from clinical and preclinical studies sufficient;
●	The FDA may not approve our or our third-party manufacturer’s processes or facilities; or
●	The FDA may change our clearance or approval policies or adopt new regulations.

If any products we may develop fail to demonstrate safety and efficacy, or otherwise do not gain regulatory clearance or approval, our business and results of operations will be materially and adversely harmed.

Delays in the commencement or conduct of required clinical trials could result in increased costs and delay our ability to pursue regulatory clearance or approval.

Clinical trials are expensive and can take many years to complete, and the outcome is inherently uncertain. We cannot guarantee that any clinical trials will be conducted as planned or will be completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage and our future clinical trials may not be successful. The commencement or conduct of clinical trials can be delayed for a variety of reasons, including, but not necessarily limited to, delays in:

●	Commencing a clinical trial, as a result of regulatory authority action;
●	Identifying, recruiting and training suitable clinical investigators;
●	Reaching and preserving agreements on acceptable terms with prospective contract research organizations (CROs) and trial sites, the terms of which can be subject to extensive negotiation, may be subject to modification from time to time and may vary significantly among different CROs and trial sites;
●	Obtaining sufficient quantities of a product candidate for use in clinical trials;
●	Obtaining IRB or ethics committee approval to conduct a clinical trial at a prospective site;
●	Developing and validating companion diagnostics on a timely basis, if required;
●	Adding new clinical sites once a trial has begun;
●	Change in the principal investigator or other key staff overseeing the clinical trial at a given site;
●	Identifying, recruiting and enrolling patients to participate in a clinical trial; or
●	Retaining (or replacing) patients who have initiated a clinical trial but who may withdraw due to adverse events from the therapy, insufficient efficacy, fatigue with the clinical trial process, personal issues, or other reasons.

Any delays in the commencement of our clinical trials will delay our ability to pursue regulatory clearance or approval for product candidates. In addition, many of the factors that cause, or lead to, a delay in the commencement of clinical trials may also ultimately lead to the denial of regulatory clearance or approval of a product candidate.

If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approval or clearance could be delayed or prevented.

We may not be able to initiate or continue clinical trials for one or more of our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the U.S. Some of our competitors have ongoing clinical trials for product candidates that treat the same indications that we are targeting for our product candidates, and patients who would otherwise be eligible for our clinical trials may instead enroll in clinical trials of our competitors’ product candidates. Available therapies for the indications we are pursuing can also affect enrollment in our clinical trials. Patient enrollment is affected by other factors including, but not necessarily limited to:

●	The severity of the disease under investigation;
●	The eligibility criteria for the study in question;
●	The perceived risks and benefits of the product candidate under study;
●	The efforts to facilitate timely enrollment in clinical trials;
●	The patient referral practices of physicians;
●	The number of clinical trials sponsored by other companies for the same patient population;
●	The ability to monitor patients adequately during and after treatment; and
●	The proximity and availability of clinical trial sites for prospective patients.

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Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates or future product candidates, which would cause the value of our company to decline and limit our ability to obtain additional financing.

Suspensions or delays in the completion of clinical testing could result in increased costs and delay or prevent our ability to complete development of that product candidate or generate product revenues, if approved.

Once a clinical trial has begun, patient recruitment and enrollment may be slower than we anticipate due to the nature of the clinical trial plan, the proximity of patients to clinical sites, the eligibility criteria for participation in the study or other factors. Clinical trials may also be delayed as a result of ambiguous or negative interim results or difficulties in obtaining sufficient quantities of product manufactured in accordance with regulatory requirements and on a timely basis. Further, a clinical trial may be modified, suspended or terminated by us, an IRB, an ethics committee or a data safety monitoring committee overseeing the clinical trial, any clinical trial site with respect to that site, or the FDA or other regulatory authorities, due to a number of factors, including, but not necessarily limited to:

●	Failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;
●	Inspection of the clinical trial operations or clinical trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;
●	Stopping rules contained in the protocol;
●	Unforeseen safety issues or any determination that the clinical trial presents unacceptable health risks; and
●	Lack of adequate funding to continue the clinical trial.

Changes in regulatory requirements and guidance also may occur, and we may need to amend clinical trial protocols to reflect these changes. Amendments may require us to resubmit clinical trial protocols to IRBs for re-examination, which may in turn impact the costs and timing of, and the likelihood of successfully completing, a clinical trial. If we experience delays in the completion of, or if we must suspend or terminate, any clinical trial of any product candidate, our ability to obtain regulatory clearance or approval for that product candidate will be delayed, and the commercial prospects, if any, for the product candidate may suffer as a result. In addition, many of these factors may also ultimately lead to the denial of regulatory clearance or approval of a product candidate.

Product candidates that we advance into clinical trials may not receive regulatory clearance or approval.

Pharmaceutical development has inherent risks. We will be required to demonstrate through well-controlled clinical trials that product candidates are effective with a favorable benefit-risk profile for use in their target indications before seeking regulatory clearance or approval for their commercial sale. Success in early clinical trials does not mean that later clinical trials will be successful, as product candidates in later-stage clinical trials may fail to demonstrate sufficient safety or efficacy despite having progressed through initial clinical testing. Also, we may need to conduct additional clinical trials that are not currently anticipated. Companies frequently suffer significant setbacks in advanced clinical trials, even after earlier clinical trials have shown promising results. As a result, product candidates that we advance into clinical trials may not receive regulatory clearance or approval.

In addition, even if our product candidates were to obtain clearance or approval, regulatory authorities may clear or approve any such product candidates or any future product candidate for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant clearance or approval contingent on the performance of costly post-marketing clinical trials, or may clear or approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. The regulatory authority may also require the label to contain warnings, contraindications, or precautions that limit the commercialization of the product. Any of these scenarios could impact the commercial prospects for one or more of our current or future product candidates.

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Any product candidates we advance into clinical development are subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required clearance or approval to commercialize product candidates.

The research and clinical development, testing, manufacturing, labeling, storage, record-keeping, advertising, promotion, import, export, marketing and distribution of any product candidate, including our future product candidates, is subject to extensive regulation by the FDA in the U.S. and by comparable health authorities in foreign markets.

In the U.S., we expect that our future longevity products will require FDA approval under either an NDA or BLA. The process of obtaining such an approval is uncertain, expensive, often spanning many years, and can vary substantially based upon the type, complexity and novelty of the products involved. In addition to significant and expensive clinical testing requirements, our ability to obtain marketing approval for product candidates depends on obtaining the final results of required non-clinical testing, including characterization of the manufactured components of our product candidates and validation of our manufacturing processes. The FDA may determine that our product manufacturing processes, testing procedures or equipment and facilities are inadequate to support approval. Approval policies or regulations may change, and the FDA has substantial discretion in the pharmaceutical approval process, including the ability to delay, limit or deny approval of a product candidate for many reasons. Despite the time and expense invested in the clinical development of product candidates, regulatory clearance or approval is never guaranteed.

The FDA and other regulatory agencies can delay, limit or deny approval of a product candidate for many reasons, including, but not limited to:

●	The FDA or comparable foreign regulatory authorities may disagree with the trial design or implementation of our clinical trials, including proper use of clinical trial methods and methods of data analysis;
●	An inability to establish sufficient data and information to demonstrate to the satisfaction of the FDA that a product candidate is safe and effective for an indication;
●	The FDA may not accept clinical data from trials conducted by individual investigators or in countries where the standard of care is potentially different from that of the United States;
●	The results of clinical trials may not meet the level of statistical significance required by the FDA for approval;
●	The FDA may disagree with the interpretation of data from preclinical studies or clinical trials;
●	The FDA may determine that our manufacturing processes or facilities or those of third-party manufacturers with which we or our respective collaborators currently contract for clinical supplies and plan to contract for commercial supplies do not satisfactorily comply with cGMPs; or
●	The approval policies or interpretation of regulations of the FDA may significantly change in a manner rendering the clinical data insufficient for approval or the product characteristics or benefit-risk profile unfavorable for approval.

With respect to foreign markets, approval procedures vary among countries and, in addition to the aforementioned risks, can involve additional product testing, administrative review periods and agreements with pricing authorities.

Regulatory clearance or approval for our product candidates by the FDA, or any similar regulatory authorities outside the U.S., is limited to those specific indications and conditions for which clinical safety and efficacy have been demonstrated.

Any regulatory clearance or approval is limited to the indications for use and related treatment of those specific diseases and indications set forth in the approval for which a product is deemed to be safe and effective by the FDA, or other similar regulatory authorities outside the U.S. In addition to the regulatory approval required for new drug products, new formulations or indications for a cleared or approved product also require regulatory clearance or approval. If we are not able to obtain regulatory clearance or approval for any desired future indications for our products, our ability to effectively market and sell our products may be reduced and our business may be adversely affected.

While physicians may choose to prescribe drugs for uses that are not described in the product’s labeling and for uses that differ from those tested in clinical studies and approved by the regulatory authorities (“off-label uses”), our ability to promote the products is limited to those indications that are specifically approved by the FDA, or similar regulatory authorities outside the U.S. Such off-label uses are common across medical specialties and may constitute an appropriate treatment for some patients in certain circumstances. Regulatory authorities in the U.S. generally do not regulate practice of medicine or the behavior of physicians in their choice of treatments.

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Regulatory authorities do, however, restrict communications by pharmaceutical companies on the promotion of off-label use. If the FDA or another regulatory authority determines that our labeling, advertising, promotional materials, or user training materials, or representations made by our personnel, include the promotion of an off-label use for our products, or that we have made false or misleading or inadequately substantiated promotional claims, or claims that could potentially change the regulatory status of the product, the authority could take the position that these materials have misbranded our products and request that we modify our labeling, advertising, or user training or promotional materials and/or subject us to regulatory or legal enforcement actions, including the issuance of an Untitled Letter or a Warning Letter, injunction, seizure, recall, import alert, adverse publicity, civil penalties, criminal penalties, or other adverse actions.

It is also possible that other federal, state, or foreign enforcement authorities might take action if they consider our labeling, advertising, promotional, or user training materials to constitute promotion of an unapproved use, which could result in significant fines, penalties, or other adverse actions under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, we could be subject to extensive fines and penalties and our reputation could be damaged and adoption of the products would be impaired. Although we intend to refrain from statements that could be considered off-label promotion of our products, the FDA or another regulatory agency could disagree and conclude that we have engaged in off-label promotion. In addition, any such off-label use of our products may increase the risk of injury to patients, and, in turn, the risk of product liability claims, and such claims are expensive to defend and could divert our management’s attention and result in substantial damage awards against us.

If any of our product candidates are cleared or approved and we or our contract manufacturer(s) fail to produce the product, or components of the product, in the volumes that we require on a timely basis, or fail to comply with stringent regulations applicable to pharmaceutical drug manufacturers, we may face delays in the commercialization of our product candidates, if cleared or approved, or be unable to meet market demand, and may lose potential revenues.

The manufacture of pharmaceutical products requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls, and the use of specialized processing equipment. We may enter into development and supply agreements with contract manufacturers for the completion of pre-commercialization manufacturing development activities and, if cleared or approved, the manufacture of commercial supplies for one or more of our product candidates. Any termination or disruption of our relationships with our contract manufacturers may materially harm our business and financial condition and frustrate any commercialization efforts for each respective product candidate.

All of our contract manufacturers must comply with strictly enforced federal, state and foreign regulations, including cGMP requirements enforced by the FDA through our establishment inspection program. We are required by law to establish adequate oversight and control over raw materials, components and finished products furnished by our third-party suppliers and contract manufacturers, but we have little control over their compliance with these regulations. Any failure to comply with applicable regulations may result in fines and civil penalties, suspension of production, restrictions on imports and exports, suspension or delay in product clearance or approval, product seizure or recall, or withdrawal of product clearance or approval, and would limit the availability of our product and customer confidence in our product. Any manufacturing defect or error discovered after products have been produced and distributed could result in even more significant consequences, including costly recalls, re-stocking costs, damage to our reputation and potential for product liability claims.

If the contract manufacturers upon whom we may rely to manufacture one or more of our product candidates, and any future product candidate we may in-license, fails to deliver the required commercial quantities on a timely basis at commercially reasonable prices, we would likely be unable to meet demand for our cleared or approved product and we would lose potential revenues.

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If serious adverse or unacceptable side effects are identified during the development of one or more of our product candidates or any future product candidate, we may need to abandon or limit the development of some of our product candidates.

If one or more of our product candidates or any future product candidate are associated with undesirable side effects or adverse events in clinical trials or have characteristics that are unexpected, we may need to abandon their development or limit development to more narrow uses or subpopulations in which the adverse events, undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. In our industry, many compounds that initially showed promise in early stage testing have later been found to cause serious adverse events that prevented further development of the compound. In the event that our clinical trials reveal a high or unacceptable severity and prevalence of adverse events, our trials could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order us to cease further development or deny clearance or approval of one or more of our product candidates or any future product candidate for any or all targeted indications.

The FDA could also issue a letter requesting additional data or information prior to making a final decision regarding whether or not to clear or approve a product candidate. The number of requests for additional data or information issued by the FDA in recent years has increased and has resulted in substantial delays in the approval of several new drugs. Adverse events or undesirable side effects caused by one or more of our product candidates or any future product candidate could also result in the inclusion of unfavorable information in our product labeling or in denial of regulatory clearance or approval by the FDA or other regulatory authorities for any or all targeted indications, which would, in turn, prevent us from commercializing and generating market acceptance and revenues from the sale of that product candidate. Adverse events or side effects could affect patient recruitment or the ability of enrolled patients to complete the trial and could result in potential product liability claims.

Additionally, if one or more of our product candidates or any future product candidate receives marketing clearance or approval and we or others later identify undesirable side effects caused by this product, a number of potentially significant negative consequences could result, including:

●	Regulatory authorities may require the addition of unfavorable labeling statements, including specific warnings, black box warnings, adverse reactions, precautions, and/or contraindications
●	Regulatory authorities may suspend or withdraw their clearance or approval of the product, and/or require it to be removed from the market;
●	We may be required to recall a product, be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product; or
●	Our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of any of our product candidates or any future product candidate or could substantially increase our commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenues, or any revenues, from their sale.

Even if one or more of our product candidates receives regulatory clearance or approval, it and any other products we may market will remain subject to substantial regulatory scrutiny.

If one or more of our product candidates that we may license or acquire is cleared or approved, the cleared or approved product candidate will be subject to ongoing requirements and review by the FDA and other regulatory authorities. These requirements include labeling, packaging, storage, advertising, promotion, record-keeping and submission of safety and other post-market information and reports, registration and listing requirements, cGMP requirements relating to manufacturing, quality control, quality assurance and corresponding maintenance of records and documents, and inspections, requirements regarding the distribution of samples to physicians and recordkeeping of the drug, and requirements regarding our presentations to and interactions with health care professionals.

The FDA, or other regulatory authorities, may also impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product. The FDA and other applicable regulatory authorities closely regulate the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling. The FDA and other applicable regulatory authorities impose stringent restrictions on manufacturers’ communications regarding off-label use and if we market any cleared or approved product for uses other than their cleared or approved indications, we may be subject to enforcement action for off-label marketing. Violations of the FDCA relating to the promotion of prescription drugs may lead to investigations, civil claims, and/or criminal charges alleging violations of federal and state health care fraud and abuse laws, as well as state consumer protection laws.

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In addition, later discovery of previously unknown adverse events or other problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may yield various results, including: restrictions on such products, operations, manufacturers or manufacturing processes;

●	Restrictions on the labeling or marketing of a product;
●	Restrictions on product distribution or use;
●	Requirements to conduct post-marketing studies or clinical trials;
●	Untitled Letters, Warning letters, Form 483s, import alerts, and/or inspection observations;
●	Withdrawal of the products from the market;
●	Refusal to clear or approve pending applications or supplements to cleared or approved applications that we submit;
●	Recall of products;
●	Fines, restitution or disgorgement of profits;
●	Suspension or withdrawal of marketing or regulatory clearance or approval;
●	Suspension of any ongoing clinical trials;
●	Refusal to permit the import or export of our products;
●	Product seizure; or
●	Injunctions, consent decrees, and/or the imposition of civil or criminal penalties.

The FDA’s policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory clearance or approval of our product candidates, or negatively affect those products for which we may have already received regulatory clearance or approval, if any. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may be subject to the various actions listed above, including losing any marketing clearance or approval that we may have obtained. We do not know what impact any changes made by the new presidential administration will have on our business. Such actions may impact the development and commercialization of drug products and could materially harm our business and financial condition.

We will need to obtain FDA approval of any proposed product brand names, and any failure or delay associated with such approval may adversely impact our business.

If we decide to use a brand name on a drug product subject to an NDA or BLA, it cannot be marketed in the U.S. or other countries until we have completed a rigorous and extensive regulatory review process, including approval of a brand name. Any brand names we intend to use for our product candidates will require approval from the FDA regardless of whether we have secured a formal trademark registration from the U.S. Patent and Trademark Office (USPTO). The FDA typically conducts a review of proposed product brand names, including an evaluation of the potential for confusion with other product names. The FDA may also object to a product brand name if it believes the name inappropriately implies unapproved medical claims. If the FDA objects to any of our proposed product brand names, we may be required to adopt an alternative brand name for our product candidates. If we adopt an alternative brand name, we would lose the benefit of our existing trademark applications for such product candidate and may be required to expend significant additional resources in an effort to identify a suitable product brand name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. We may be unable to build a successful brand identity for a new trademark in a timely manner or at all, which would limit our ability to commercialize our product candidates.

Public concern regarding the safety of drug products could delay or limit our ability to obtain regulatory approval, result in the inclusion of unfavorable information in our labeling or require us to undertake other activities that may entail additional costs.

In light of widely publicized events concerning the safety risk of certain drug products, the FDA, members of the U.S. Congress, the Government Accountability Office, medical professionals and the general public have raised concerns about potential drug safety issues. These events have resulted in the withdrawal of drug products, revisions to drug labeling that further limit use of the drug products and the establishment of risk management programs.

The Food and Drug Administration Amendments Act of 2007 (FDAAA), grants significant expanded authority to the FDA, much of which is aimed at improving the safety of drug products before and after approval. In particular, the new law authorizes the FDA to, among other things, require post-approval studies and clinical trials, mandate changes to drug labeling to reflect new safety information and require risk evaluation and mitigation strategies for certain drugs, including certain currently approved drugs. It also significantly expands the federal government’s clinical trial registry and results databank, which we expect will result in significantly increased government oversight of clinical trials.

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Under the FDAAA, companies that violate these and other provisions of the new law are subject to substantial civil monetary penalties, among other regulatory, civil and criminal penalties. The increased attention to drug safety issues may result in a more cautious approach by the FDA in our review of data from our clinical trials. Data from clinical trials may receive greater scrutiny, particularly with respect to safety, which may make the FDA or other regulatory authorities more likely to require additional preclinical studies or clinical trials. If the FDA requires us to conduct additional preclinical studies or clinical trials prior to approving any of our product candidates, our ability to obtain approval of this product candidate will be delayed. If the FDA requires us to provide additional clinical or preclinical data following the approval of any of our product candidates, the indications for which this product candidate is approved may be limited or there may be specific warnings or limitations on dosing, and our efforts to commercialize our product candidates may be otherwise adversely impacted.

Perceived safety issues with our products, whether arguably linked to use of our products or not, could adversely impact our ability to do business.

Companies offering products for sale in highly regulated spaces are vulnerable to actions by federal, state, and private entities at any time. Should a regulator or private party come to believe that any of our products pose a risk of consumer harm - whether rooted in fact or not - they could bring any number of actions against the company, including federal and state regulatory enforcement actions, federal and state civil or criminal actions, consumer personal injury actions, and consumer class action lawsuits. Even if such actions are meritless, they require a tremendous amount of resources, time, and money to resolve. Any such actions could impede our ability to successfully market our products in the United States.

Many aspects of our business, beyond the specific elements described above are subject to complex, intertwined, costly and/or burdensome U.S. federal health care laws and regulations which may open to interpretation and be subject to varying levels of discretionary enforcement. If we fail to comply with these laws and regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Even though we do not and do not expect to control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business. The regulations that may affect our ability to operate include, without limitation:

●	The federal healthcare program Anti-Kickback Statute (AKS), which prohibits among other things, any person from knowingly and willfully offering, soliciting, receiving, or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs;
●	The U.S. Foreign Corrupt Practices Act (FCPA), which prohibits payments or the provision of anything of value to foreign officials for the purpose of obtaining or keeping business;
●	The federal False Claims Act (FCA), which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government, and which may apply to entities like us which provide coding and billing advice to customers;
●	Federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;
●	The federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics and medical supplies to report to HHS information related to physician payments and other transfers of value and physician ownership and investment interests;
●	The federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (HIPAA), which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information, and
●	State law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

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The Patient Protection and Affordable Care Act, as amended by the health Care and Education Affordability Reconciliation Act (PPACA), among other things, amends the intent requirement of the AKS and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the AKS constitutes a false or fraudulent claim for purposes of the FCA.

In 2018, Congress passed Eliminating Kickbacks in Recovery Act (EKRA), as part of the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment for Patients and Communities Act. Similar to the AKS, EKRA imposes criminal penalties for knowing or willful payment or offer, or solicitation or receipt, of any remuneration, whether directly or indirectly, overtly or covertly, in cash or in kind, in exchange for the referral or inducement of laboratory testing (among other healthcare services) unless a specific exception applies. However, unlike the AKS, EKRA is not limited to services covered by federal or state healthcare programs but applies more broadly to services covered by “healthcare benefit programs,” including commercial insurers. As currently drafted, EKRA potentially expands the universe of arrangements that could be subject to government enforcement under federal fraud and abuse laws. In addition, while the AKS includes certain exceptions that are widely relied upon in the healthcare industry, not all of those same exceptions apply under EKRA. Because EKRA is a relatively new law, there is no agency guidance or court precedent to indicate how and to what extent it will be applied and enforced. We cannot assure you that our relationships with healthcare providers, sales representatives, hospitals, customers, or any other party will not be subject to scrutiny or will survive regulatory challenge under EKRA.

Recently, the medical device and pharmaceutical industries have been under heightened scrutiny as the subject of government investigations and regulatory or legal enforcement actions involving manufacturers who allegedly offered unlawful inducements to potential or existing customers in an attempt to procure their business, including arrangements with physician consultants. If our operations or arrangements are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations. Any penalties, damages, fines, exclusions, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. The risk of us being found in violation of these laws is increased by the fact that many of these laws are broad and their provisions are open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend against that action and the underlying alleged violations, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If the physicians or other providers or entities with whom we do business are found to be non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

The regulations that govern pricing and reimbursement for new products vary widely from country to country, and may adversely affect the pricing, coverage and reimbursement rates of our products in other countries.

The regulations that govern pricing and reimbursement for new products vary widely from country to country. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing clearance or approval is granted. In some foreign markets, pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain regulatory clearance or approval for a product in a particular country but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenue we are able to generate from the sale of the product in that country. In addition, to obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available therapies. Adverse pricing limitations may hinder our ability to recoup our investment in our products and any other products, tests, or services we develop, even if our products obtain regulatory clearance or approval.

Healthcare reform measures could hinder or prevent our products’ commercial success.

In the U.S., there have been, and we expect there will continue to be, ongoing legislative and regulatory changes to the healthcare system which could affect our future revenue and profitability. Federal and state lawmakers regularly propose and, at times, enact legislation that could result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. For example, one of the most significant healthcare reform measures in decades, the PPACA, was enacted in 2010. The PPACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs. The PPACA, among other things, also could result in the imposition of injunctions.

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While the U.S. Supreme Court has repeatedly upheld the constitutionality of most elements of the PPACA, other legal challenges are still pending final adjudication in several jurisdictions. Although efforts in Congress to repeal the PPACA have repeatedly fallen short, there are a number of ongoing legislative initiatives to modify it. At this time, it remains unclear whether there will be any changes made to the PPACA. We cannot assure you that the PPACA, as currently enacted or as amended in the future, will not adversely affect our business and financial results and we cannot predict how future federal or state legislative or administrative changes relating to healthcare reform will affect our business.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. There likely will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of health care. Medicare reimbursement for all products and services, including ours, remains highly susceptible to threats of automatic reductions triggered by budgetary shortfalls. Such payments are subject to recovery of purported overpayment for several years. We cannot predict the initiatives that may be adopted in the future or their full impact. We cannot predict whether any additional legislative changes will affect our business.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of health care may adversely affect:

●	Our ability to set a price that we believe is fair for our products;
●	Our ability to generate revenue and achieve or maintain profitability; and
●	The availability of capital.

Further, changes in regulatory requirements and guidance may occur, both in the United States and in foreign countries, and we may need to amend clinical study protocols to reflect these changes. Amendments may require us to resubmit our clinical study protocols to an IRB for reexamination, which may impact the costs, timing or successful completion of a clinical study. In light of widely publicized events concerning the safety risk of certain drug and medical device products, regulatory authorities, members of Congress, the Governmental Accounting Office, medical professionals and the general public have all raised concerns about potential safety issues. These events have resulted in the recall and withdrawal of medical device products, revisions to product labeling that further limit use of products and establishment of risk management programs that may, for instance, restrict distribution of certain products or require safety surveillance or patient education. The increased attention to safety issues may result in a more cautious approach by the FDA or other regulatory authorities to clinical studies and the medical device clearance or approval process. Adverse event data from clinical studies may receive greater scrutiny with respect to product safety, which may make the FDA or other regulatory authorities more likely to terminate or suspend clinical studies before completion, or require longer or additional clinical studies that may result in substantial additional expense and a delay or failure in obtaining clearance or approval at all, or clearance or approval for a more limited indication than originally sought.

Given the serious public health risks of high profile adverse safety events with certain products, the FDA or other regulatory authorities may require, as a condition of clearance or approval, costly risk evaluation and mitigation strategies, which may include safety surveillance, restricted distribution and use, patient education, enhanced labeling, special packaging or labeling, expedited reporting of certain adverse events, preapproval of promotional materials and restrictions on direct-to-consumer advertising.

We face uncertainty related to healthcare reform, pricing, coverage, and reimbursement, which could reduce our revenue.

Healthcare reform laws, including the PPACA and PAMA, are significantly affecting the U.S. healthcare and medical services industry. Recently passed legislation and possible future legal and regulatory changes, including potential repeal or modification of the PPACA, or approval of health plans that allow lower levels of coverage for preventive services, could substantially change the structure and finances of the health insurance system and the methodology for reimbursing medical services, drugs and devices, including our current and future products and services. Healthcare reforms, which may intend to reduce healthcare costs, may have the effect of discouraging third-party payors from covering certain kinds of medical products and services, particularly newly developed technologies, such as our current products, or any other products or services we develop. We cannot predict whether future healthcare reform initiatives will be implemented at the federal or state level or the effect any such future legislation or regulation will have on us. The taxes imposed by new legislation, cost reduction measures and the expansion in the government’s role in the U.S. healthcare industry may result in decreased profits to us, which may adversely affect our business, financial condition and results of operations.

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Because Medicare currently covers a significant portion of the patients in the current targeted screening population for our products, any reduction in the CMS reimbursement rate for our products would negatively affect our revenues and our business prospects. There can be no assurance under PAMA that adequate CMS reimbursement rates will initially be assigned or will continue to be assigned to our tests. Further, it is possible that Medicare or other federal payors that provide reimbursement for our tests in the future may later suspend, revoke or discontinue coverage at any time, may require co-payments from patients, or may reduce the reimbursement rates payable to us. Any such action could have a negative impact on our revenues.

Our products may cause serious adverse side effects or even death or have other properties that could result in significant negative consequences following any marketing clearance or approval.

After receipt of marketing clearance or approval of any products we may develop, if we or others later identify undesirable side effects or even deaths caused by such products, a number of potentially significant negative consequences could result, including:

●	We may be forced to recall such product and suspend the marketing of such product;
●	The FDA may issue an import alert preventing the importation of a product into the U.S. from another country;
●	Regulatory authorities may withdraw their clearance or approval of such product;
●	Regulatory authorities may require additional warnings on the label that could diminish the usage or otherwise limit the commercial success of such products;
●	The FDA or other regulatory bodies may issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings about such product;
●	The FDA may require the establishment or modification of Risk Evaluation Mitigation Strategies, or a comparable foreign regulatory authority may require the establishment or modification of a similar strategy that may, for instance, restrict distribution of our products and impose burdensome implementation requirements on us;
●	We may be required to change the way the product is administered or conduct additional clinical trials;
●	We could be sued and held liable for harm caused to subjects or patients;
●	We may be subject to litigation or product liability claims; and
●	Our reputation may suffer.

Any of these events could prevent us from maintaining market acceptance of the particular product.

Our products may in the future be subject to product recalls that could harm our reputation, business, and financial results.

The FDA has the authority to request and/or require the recall of commercialized products under our jurisdiction in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a product is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our financial condition and results of operations. The FDA requires that certain classifications of recalls be reported to the FDA within ten working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report the recalls when they were conducted.

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Our products may in the future be subject to import alerts.

The FDA has the authority to place products and companies on an import alert if the Agency believes that there has been a violation of FDA laws and/or regulations. Import alerts allow the FDA to detain future shipments from another country without testing or otherwise physically examining them. If a company on an import alert attempts to import product, or if a product on an import alert is nonetheless offered for import, the product will be detained and refused entry into the U.S. unless the importer can demonstrate to the FDA that the product and/or company is not in violation of FDA laws and regulations.

If our products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be subject to medical device or drug reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under FDA medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. Similarly, under FDA drug reporting regulations, drug manufacturers are required to submit to the FDA information that a drug has or may have caused an unanticipated experience or side effect that places a patient at risk of, or results in, death or serious injury. If we fail to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of our products.

We face an inherent risk of product liability exposure related to the sale of certain of our products and any other products we develop. The marketing, sale and use of our products could lead to the filing of product liability claims against us if someone alleges product failures, product malfunctions, manufacturing flaws, or design defects resulted in injury to patients. We may also be subject to liability for a misunderstanding of, or inappropriate reliance upon, the information we provide. If we cannot successfully defend ourselves against claims that a product we developed caused injuries, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	Decreased demand for our products;
●	Injury to our reputation and significant negative media attention;
●	Withdrawal of patients from clinical studies or cancellation of studies;
●	Significant costs to defend the related litigation and distraction to our management team;
●	Substantial monetary awards to patients;
●	Loss of revenue; and
●	The inability to commercialize any products that we may develop.

In addition, insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise

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Compliance with the HIPAA security, privacy and breach notification regulations may increase our costs.

The HIPAA privacy, security and breach notification regulations, including the expanded requirements under HITECH, establish comprehensive federal standards with respect to the uses and disclosures of protected health information (PHI), by health plans, healthcare providers and healthcare clearinghouses, in addition to setting standards to protect the confidentiality, integrity and security of PHI. The regulations establish a complex regulatory framework on a variety of subjects, including:

●	The circumstances under which uses and disclosures of PHI are permitted or required without a specific authorization by the patient, including but not limited to treatment purposes, activities to obtain payments for our services, and our healthcare operations activities;
●	A patient’s rights to access, amend and receive an accounting of certain disclosures of PHI;
●	Requirements to notify individuals if there is a breach of their PHI;
●	The contents of notices of privacy practices for PHI;
●	Administrative, technical and physical safeguards required of entities that use or receive PHI; and
●	The protection of computing systems maintaining electronic PHI.

We are required to comply with federal privacy, security and breach notification regulations as well as varying state privacy, security and breach notification laws and regulations, which may be more stringent than federal HIPAA requirements. In addition, for healthcare data transfers from other countries relating to citizens of those countries, we must comply with the laws of those countries. The federal privacy regulations restrict our ability to use or disclose patient identifiable data, without patient authorization, for purposes other than payment, treatment, healthcare operations and certain other specified disclosures such as public health and governmental oversight of the healthcare industry.

HIPAA provides for significant fines and other penalties for wrongful use or disclosure of PHI, including potential civil and criminal fines and penalties. Computer networks are always vulnerable to breach and unauthorized persons may in the future be able to exploit weaknesses in the security systems of our computer networks and gain access to PHI. Additionally, we share PHI with third-parties who are legally obligated to safeguard and maintain the confidentiality of PHI. Unauthorized persons may be able to gain access to PHI stored in such third-parties computer networks. Any wrongful use or disclosure of PHI by us or such third-parties, including disclosure due to data theft or unauthorized access to our or our third-parties computer networks, could subject us to fines or penalties that could adversely affect our business and results of operations. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, we could also incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information.

Our employees, independent contractors, consultants, commercial partners, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct, or other illegal activity by our employees, independent contractors, consultants, commercial partners, and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with the rules and regulations of the CMS, FDA, and other comparable foreign regulatory authorities; provide true, complete and accurate information to such regulatory authorities; comply with manufacturing and clinical laboratory standards; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to us. In particular, research, sales, marketing, education, and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing, and other abusive practices, as well as off-label product promotion. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs, and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of participant recruitment for clinical studies, which could result in regulatory sanctions and cause serious harm to our reputation. It is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions. Even if it is later determined after an action is instituted against us that we were not in violation of these laws, we may be faced with negative publicity, incur significant expenses defending our actions, and have to divert significant management resources from other matters.

BUSINESS

We were formed on October 16, 2025, under the laws of Delaware as Aeternum Health LLC, a Delaware limited liability company.

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We intend to pursue opportunities first in the mining of critical minerals and then on longevity-focused healthcare, healthspan optimization, peptide-based therapies, and related healthcare technologies.

Our principal executive offices are located at 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004, and our telephone number is (202) 580-6500.

Our Markets

Critical minerals are important to the economy, energy transition, our national security and may face supply-chain risks. Critical minerals include lithium, cobalt, nickel, graphite, gallium, germanium, platinum-group metals and rare earth elements, among others. We intend to exploit natural resources within Africa focused on critical minerals that the U.S. is highly reliant on imports from non-friendly countries. We expect to construct final processing refineries and smelters in the U.S.

Given the increasing focus on critical minerals by the U.S. government (and other governments as well), there are various support programs and funding opportunities that we believe we can pursue. The U.S. Department of Energy and Department of Defense are currently focused on supporting domestic U.S. development of downstream processing of critical minerals. We may also explore potential financial assistance through DOD and DOE with their programs which include the DOD’s Defense Production Act, Title III and the DOE’s Loan Programs Office.

The US Export-Import (EXIM) Bank, and specifically our China and Transformational Exports Program (CTEP), is increasingly focused on supporting mining of critical minerals abroad, particularly when U..S-made equipment and U.S.-based services are prioritized. This support includes longer-duration, lower-cost loans to companies and projects that work to reduce dependence on Chinese technology and critical minerals supplies.

Our other business opportunity will be developing services, products and solutions to increase longevity and achieve optimal health.

Competition

We expect to face intense competition in both the mining of critical minerals and in the development of longevity products.

Employees

As of July 1, 2026, we have one full time employee and no part-time employees.

Government Regulation

Our current and contemplated activities and the products and processes that will result from such activities are subject to substantial government regulation, both in the United States and internationally.

Our mining of critical minerals and construction of processing refineries and smelters will be subject to regulation by Department of the Interior through its Bureau of Land Management that regulates mining activities on most federal public lands and reviews mine plans, rights-of-way, and environmental analyses, the Department of Agriculture through the U.S. Forest Service that regulates mining operations on National Forest System lands, the Environmental Protection Agency that regulates environmental aspects of mining, including water discharges under the Clean Water Act, air emissions under the Clean Air Act, mine waste and contaminated-site requirements and environmental review participation during permitting. The U.S. Army Corps of Engineers that issues permits for impacts to wetlands and waterways, often under Section 404 of the Clean Water Act and large mining projects that affect streams or wetlands, the Department of Labor through its Mine Safety and Health Administration that regulates miner health and workplace safety and conducts inspections and enforces mine safety standards and the U.S. Fish and Wildlife Service that protects endangered species.

United States Food and Drug Administration

Our activities in connection with the development and commercialization of longevity products will be subject to certain regulations administered by the United States Food and Drug Administration. We must comply with certain quality control measurements for our products to be effectively used in our customers’ end products. Non-compliance with quality control measurements could result in loss of business with our customers, fines and penalties.

Facility

We have access to our current executive office on a rent-free basis for a transition period following the closing of the Merger.p

Available Information

We maintain a website with the address www.aeternumresources.com.

We are not including the information contained in our website as part of, or incorporating it by reference into, this on Form 10. We will make available, free of charge through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports as soon as reasonably practicable after we electronically file these materials with, or otherwise furnish them to, the Securities and Exchange Commission (“SEC”).

Emerging Growth Company

We are and we will remain an “emerging growth company” as defined under The Jumpstart Our Business Startups Act (the “JOBS Act”), until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

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As an “emerging growth company”, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

● only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis” disclosure;

● reduced disclosure about our executive compensation arrangements;

● no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

● exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We are choosing to take advantage of such extended transition period, and as a result, we will not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act (“SOX”) requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

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Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing at the end of this Form 10. Some of the information contained in this discussion and analysis or set forth elsewhere in this Form 10, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this Form 10 for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Aeternum Health is

Liquidity and Capital Resources

For the year ended December 31, 2025, our liquidity needs were met through

As of March 31, 2026, we had zero in current assets. Current liabilities at March 31, 2026, totaled $40,348, comprised of a promissory note to a related party

If we require financing and cannot raise funds through a private placement of our equity or debt securities, or secure a loan, we would be required to cease business operations. As a result, investors would lose all of their investment.

We anticipate our short-term liquidity needs to be approximately $5 million which will be used to develop critical materials infrastructure, and develop longevity solutions.

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Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of June 30, 2026, certain information concerning the beneficial ownership of our capital stock, including our common stock, and stock options as converted into common stock basis, by:

● each stockholder known by us to own beneficially 5% or more of any class of our outstanding stock;

● each director;

● each named executive officer;

● all of our executive officers and directors as a group; and

● each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

The column entitled “Percentage of Class” is based on 96,105,204 shares of common stock outstanding as of June 30, 2026. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of June 30, 2026, are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Named Executive Officers
Paul Mann	49,000,000	51%
All Officers and Directors as a Group		51%
Over 5% Shareholders	20,159,758
Jeff Kim		21%

(1) Unless otherwise indicated, the address of such individual is c/o the Company at 601 Pennsylvania Avenue, NW, South Building, Suite 900, Washington, DC 20004. Jeff Kim’s address is 5289 NE Elam Young Pkwy., Suite 180, Hillsboro, OR 97124.

Directors and Executive Officers.

The following table sets forth certain information about our executive officers, key employees and directors as of July 1, 2026.

Name	Age	Position
Paul Mann	50	President, CEO, CFO, Director

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Paul Mann has, since September 2021, served as Chairman of the Board of Directors and Chief Executive Officer of ASP Isotopes Inc. (Nasdaq:ASPI), a company that he co-founded in September 2021, and until September 2022 also served as our Chief Financial Officer. From April 2020 to April 2022, he was responsible for healthcare investments at DSAM Partners LLC, a global hedge fund and from June 2018 until April 2020, Mr. Mann was Chief Financial Officer of PolarityTE, Inc. (Nasdaq: PTE), a biotechnology company. From July 2016 to June 2018, he was a portfolio manager at Highbridge Capital where he managed investments in healthcare and biotechnology. From August 2013 to March 2016, Mr. Mann worked at Soros Fund Management where he was responsible for billions of dollars of investments in healthcare and chemicals companies. During his career as a healthcare and chemicals investor, Mr. Mann has helped create and fund numerous early stage and start-up companies. Prior to moving to the buy-side, Mr. Mann spent 11 years as a sell-side analyst at Morgan Stanley and Deutsche Bank. He co-managed the healthcare research team at Morgan Stanley, one of the top ranked teams in Institutional Investor, Greenwich and Reuters. He was also corporate broker to over half the UK pharmaceutical companies. Mr. Mann started his career as a research scientist at Procter and Gamble, and he is named as the inventor of numerous skin creams in the Oil of Olay range of cosmetics. Between 2000 and 2023 Mr. Mann was a nonexecutive, independent director at Abeona Therapeutics (Nasdaq:ABEO), where he was the chair of the audit committee, and he is currently a director at Healthtech Solution Inc. (OTC:HLTT), where he is chairman of the board and serves on the audit committee. He was the co-founder and Chairman of Varian Biopharma, a private biotechnology company focused on precision oncology until our sale in 2023. Mr. Mann has an MA (Cantab) and an Masters in Engineering from Cambridge University, UK where he studied Natural Sciences and Chemical Engineering, and he is a CFA charter holder.

Board Composition and Election of Directors

Our board of directors is currently authorized to have five members and currently has one member. In accordance with the terms of our current certificate of incorporation and bylaws, the term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

Director Independence

We have no member of our board of directors who is independent as defined under NASDAQ Marketplace Rules.

Board Committees

Our board of directors does not have a separate, standing audit committee nor a nominating or governance committee. The full board of directors performs the function of an audit committee. Paul Mann qualifies as an “audit committee financial expert” as that term is defined under Item 407(d)(5) of Regulation S-K.

Executive Compensation.

The following table sets forth information with respect to all compensation paid by us to our Chief Executive Officer for the last two fiscal years ended December 31, 2025 and 2024:

Summary Compensation Table
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Jeff Kim	2025	$200,000	$0	$	$0	$0	$0	$0	$200,000
CEO, Director	2024	$186,000	$0	$	$0	$0	$0	$0	$186,000

(1)	Salaries are paid when funds are available. If not paid they are accrued. As of December 31, 2025 and 2024, Mr. Kim was not paid and has accrued salary due of $506,668 and $306,668, respectively.

Outstanding Equity Awards at Fiscal Year-End

None.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of our executive officers serving as a member of our board of directors.

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Insider Trading Policies

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and their respective immediate family members, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, while they are in possession of material nonpublic information (the “Insider Trading Policy”).

The foregoing description of the Insider Trading Policy does not purport to be complete and is qualified in our entirety by the terms and conditions of the Insider Trading Policy, a copy of which is attached as Exhibit 19.1 in the Company’s Form 10-K/A for the year ended December 31, 2024, filed on September 3, 2025, and is incorporated herein by reference.

Director Compensation

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Jeff Kim	$0	0	$0	$0	$0	$0

Compensation Discussion and Analysis

Compensation Philosophy

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers and what we believe are the most important factors relevant to an analysis of these policies and decisions for Paul Mann and the hiring of additional executives. The compensation of our other current executive officers is based on individual terms approved by our board of directors. Our board of directors is in the process of developing and implementing the executive compensation program that will be in place for Q3 of 2026 and thereafter. This section highlights key aspects of this program that we expect to implement in the remainder of 2026 and thereafter unless modified.

Our compensation committee will oversee these compensation policies and, together with our board of directors, will periodically evaluate the need for revisions to ensure our compensation program is competitive with the companies with which we compete for executive talent.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the board of directors in designing our executive compensation program are to:

● attract, retain and motivate experienced and talented executives;

● ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;

● recognize the individual contributions of executives while fostering a shared commitment among executives by aligning their individual goals with our corporate goals;

● promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and

● align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

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To achieve these objectives in the future, we expect that our board of directors and compensation committee will evaluate our executive compensation program with the goal of setting and maintaining compensation at levels that are justifiable based on each executive’s level of experience, performance and responsibility and that the board believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, we expect that our executive compensation program will tie a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals. We have provided, and expect to continue to provide, a portion of our executive compensation in the form of stock options and restricted stock that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

Use of Compensation Consultants and Market Benchmarking

For purposes of determining total compensation and the primary components of compensation for our executive officers in Q3 of 2026 and thereafter, we may retain the services of a compensation consultant or use survey information or compensation data to engage in benchmarking. In the future, we expect that our compensation committee will consider publicly available compensation data for national and regional companies in the applicable industry or industries in which we are involved to help guide our executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Even if we retain the services of an independent compensation consultant to provide additional comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally, our board of directors and future compensation committee will ultimately make their own decisions about these matters.

Beginning with the third quarter of 2026, we expect that our annual cash bonus program will be based upon the achievement of specified annual corporate and individual goals that will be established in advance by our board of directors or compensation committee. We expect that our annual cash bonus program will emphasize pay-for-performance and will be intended to closely align executive compensation with achievement of specified operating results as the amount will be calculated on the basis of percentage of corporate goals achieved. The performance goals established by our compensation committee beginning with the third quarter of 2026 for the 2026 fiscal year will be based on the business strategy of the company and the objective of building stockholder value. We expect that there will be three steps to determine if and the extent to which an annual cash bonus is payable to a named executive officer. First, at the beginning of the year, our compensation committee will determine the target annual cash incentive award for the named executive officer based on a percentage of the officer’s annual base salary for that year. Second, the compensation committee will establish the specific performance goals, including both corporate and individual objectives, that must be met for the officer to receive the award. Third, shortly after the end of the year, the compensation committee will determine the extent to which these performance goals were met and the amount of the award. We expect that, beginning in the 2027, our compensation committee will work with our chief executive officer to develop corporate and individual goals that they believe can be reasonably achieved with hard work over the course of the year and will target total cash compensation, consisting of base salaries and target annual cash bonuses.

Stock-Based Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity awards contributes to executive retention by providing an incentive for our executives to remain in our employ during the vesting period. Currently, our executives are eligible to participate in our 2023 stock incentive plan, which we refer to as the 2023 Plan. Under our 2023 Plan, executives will be eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of our board of directors.

Our employee equity awards have typically been in the form of stock options. Because our executives profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives for our executives to achieve increases in the value of our stock over time. While we currently expect to continue to use stock options as the primary form of equity awards that we grant, we may in the future use alternative forms of equity awards, such as restricted stock and restricted stock unour. We expect to use equity awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment. In the future, we also generally plan to grant equity awards on an annual basis to our executive officers. We may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

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In general, we expect that the equity awards to our executives will vest with respect to 25% of the shares on the first anniversary of the grant date and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the grant date. Vesting ceases upon termination of employment and exercise rights will cease shortly after termination of employment. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

We expect to grant stock options to future executives with exercise prices that are set at no less than the fair value of shares of our common stock on the date of grant as determined by our board of directors.

Benefits and Other Compensation

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We expect to maintain broad-based benefour that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. All of our executives will be eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

In certain circumstances, we may award cash signing bonuses or may reimburse relocation expenses when executives first join us. Whether a signing bonus is paid or relocation expenses are reimbursed, and the amount of either such benefit, is determined by our board of directors on a case-by-case basis based on the specific hiring circumstances and the recommendation of our chief executive officer.

Severance and Change in Control Benefits

Pursuant to agreements we expect to enter into with certain of our executives, these executives will be entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company.

We believe providing these benefits helps us compete for executive talent. Based on the substantial business experience of the members of our board of directors, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by companies at comparable stages of development in our industry and related industries.

Risk Considerations in Our Compensation Program

Our board of directors is evaluating the philosophy and standards on which our compensation plans will be implemented across our company. It is our belief that our compensation programs do not, and in the future will not, encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program will encourage management to assume excessive risks. We believe that our current business process and planning cycle fosters the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives. We believe that the following aspects of our executive compensation program that we plan to implement will mitigate the potential for adverse risk caused by the action of our executives:

● annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers, which we expect to be consistent with our annual operating and strategic plans, designed to achieve the proper risk/reward balance and not require excessive risk taking to achieve;

● the mix between fixed and variable, annual and long-term and cash and equity compensation, which we expect to be designed to encourage strategies and actions that balance the company’s short-term and long-term best interests; and

● equity incentive awards that vest over a period of time, which we believe will encourage executives to take a long-term view of our business.

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Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1,000,000 per person paid to a publicly traded company’s chief executive officer and three other most highly paid officers, other than the chief financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We will periodically review the potential consequences of Section 162(m), however, the board of directors may, in our judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of our stockholders.

We account for equity compensation paid to our employees in accordance with Financial Accounting Standards Board, or FASB, Accounting Standard Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Summary Compensation Table

The following table sets forth information with respect to all compensation paid by us to our Chief Executive Officer for the last two fiscal years ended December 31, 2025 and 2024:

SUMMARY COMPENSATION TABLE

Name and Principal Occupation	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Jeff Kim,	2025	$200,000	$0	$0	$0	$0	$0	$0	$200,000
CEO and Director	2024	$186,000	$0	$0	$0	$0	$0	$0	$186,000

(1)	Salaries are paid when funds are available. If not paid they are accrued. As of December 31, 2025 and 2024, Mr. Kim was not paid and has accrued salary due of $506,668 and $306,668, respectively. Mr. Kim has waived his accrued salary in connection with the consummation of the merger with Aeternum Health, Inc.

Outstanding Equity Awards at Fiscal Year-End

None.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of our executive officers serving as a member of our board of directors.

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Insider Trading Policies

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and their respective immediate family members, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, while they are in possession of material nonpublic information (the “Insider Trading Policy”).

The foregoing description of the Insider Trading Policy does not purport to be complete and is qualified in our entirety by the terms and conditions of the Insider Trading Policy, a copy of which is attached as Exhibit 19.1 in the Company’s Form 10-K/A for the year ended December 31, 2024, filed on September 3, 2025, and is incorporated herein by reference.

Director Compensation

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Jeff Kim	$0	0	$0	$0	$0	$0

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Defined Contribution Plan

We do not currently have a defined contribution plan.

2023 Stock Incentive Plan

On August 14, 2023, our Board of Directors and stockholders adopted our 2023 Stock Incentive Plan (the “2023 Plan”). The purpose of the Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship, and to stimulate an active interest of these persons in our development and financial success. Under the Plan, we are authorized to issue up to 10,000,000 shares of common stock, including incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long-term incentive awards.

Administration. The 2023 Plan is administered by the Board of Directors or the committee or committees as may be appointed by the Board of Directors from time to time (the “Administrator”). The Administrator determines the persons who are to receive awards, the types of awards to be granted, the number of shares subject to each such award and the terms and conditions of such awards. The Administrator also has the authority to interpret the provisions of the 2023 Plan and of any awards granted there under and to modify awards granted under the 2023 Plan. The Administrator may not, however, reduce the price of options or stock appreciation rights issued under the 2023 Plan without prior approval of the Company’s shareholders.

Eligibility. The 2023 Plan provides that awards may be granted to employees, officers, directors and consultants of the Company or of any parent, subsidiary or other affiliate of the Company as the Administrator may determine. A person may be granted more than one award under the 2023 Plan.

Shares that are subject to issuance upon exercise of an option under the 2023 Plan but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted under the 2023 Plan but are forfeited or repurchased by the Company at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2023 Plan.

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Terms of Options and Stock Appreciation Rights. The Administrator determines many of the terms and conditions of each option and SAR granted under the 2023 Plan, including whether the option is to be an incentive stock option or a non-qualified stock option, whether the SAR is a related SAR or a freestanding SAR, the number of shares subject to each option or SAR, and the exercise price of the option and the periods during which the option or SAR may be exercised. Each option and SAR is evidenced by a grant agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2023 Plan):

(a) Vesting and Exercisability: Options, restricted shares and SARs become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Administrator in our discretion and as set forth in the related grant agreement. The term of each option is also set by the Administrator. However, a related SAR will be exercisable at the time or times, and only to the extent, that the option is exercisable and will not be transferable except to the extent that the option is transferable. A freestanding SAR will be exercisable as determined by the Administrator but in no event after 10 years from the date of grant.

(b) Exercise Price: Each grant agreement states the related option exercise price, which, in the case of SARs, may not be less than 100% of the fair market value of the Company’s shares of common stock on the date of the grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of shares of the Company’s common stock on the date of grant.

(c) Method of Exercise: The option exercise price is typically payable in cash, common stock or a combination of cash of common stock, as determined by the Administrator, but may also be payable, at the discretion of the Administrator, in a number of other forms of consideration.

(d) Recapitalization; Change of Control: The number of shares subject to any award, and the number of shares issuable under the 2023 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and the Company in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock unour shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

(e) Other Provisions: The option grant and exercise agreements authorized under the 2023 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of the Company to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

Amendment and Termination of the 2023 Plan. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2023 Plan or amend the 2023 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2023 Plan in a manner that requires stockholder approval.

2025 Director Compensation

We currently do not have a formal non-employee director compensation policy. However, in the event we have non-employee directors we intend to reimburse them for their reasonable expenses incurred in connection with attending our board of directors and committee meetings, and we may in the future grant stock options and pay cash compensation to those non-employee directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

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Certain Relationships and Related Transactions, and Director Independence.

On February 15, 2022, the Company issued a Promissory Note to Jeff Kim, in the amount of $200,000 for funds loaned to the Company on February 15, 2022. The note matures in twenty years and accrues interest at 6.58% per annum. The Company began monthly payments of $1,500 on April 1, 2022. As of December 31, 2025 and 2024, the balance due on this note is $0 and $0, respectively. As of December 31, 2025 and 2024, there is $18,817 and $18,817, respectively, of accrued interest on this note.

On March 1, 2022, the Company issued a Promissory Note to Jeff Kim, in the amount of $253,954. The amount of the note is the balance due to Mr. Kim for loans to the Company beginning in 2017. The note matures in ten years and accrues interest at 6.63% per annum beginning April 1, 2023. The Company began monthly payments on April 1, 2023. As of December 31, 2025 and 2024, the principal balance due on this note is $207,854 and $207,854, respectively. As of December 31, 2025 and 2024, there is $40,223 and $26,442, respectively, of accrued interest on this note.

On December 31, 2022, the Company issued a Promissory Note to Jeff Kim, in the amount of $1,237,600. The amount of the note is the balance due to Mr. Kim for accrued compensation. The note matures in ten years and accrues interest at 6.42% per annum beginning April 1, 2023. The Company is to begin monthly payments principal and interest on April 1, 2023, or within one year without penalty. On December 31, 2022, Mr. Kim forgave $400,000 of the principal amount of the note. As of December 31, 2025 and 2024, the principal balance due on this note is $837,600 and $837,600, respectively. As of December 31, 2025 and 2024, there is $156,974 and $103,201, respectively, of accrued interest on this note.

On March 22, 2023, the Company entered into an executive employment agreement with our executive officer, Jeff Kim. Under the terms of his employment agreement, Mr. Kim’s annual base salary is $200,000 but payment of such salary is subject to the cash flow of the Company as determined by the Board. Alternatively, Mr. Kim may elect to defer his salary and receive repayment of his current outstanding loans to the Company first. As of December 31, 2025 and 2024, there is $506,668 and $306,668 of accrued compensation due to Mr. Kim. All salary to date has been deferred.

Since 2023 Mr. Kim has paid for some operating expenses on behalf of the Company. As of December 31, 2025 and 2024, the amounts payable to Mr. Kim were $48,864 and $37,110, respectively.

We have no member of our board of directors who is independent as defined under NASDAQ Marketplace Rules.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer or, in the event we do not have a chief legal officer, to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in our discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at our next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

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A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

● the related person’s interest in the related person transaction;

● the approximate dollar value of the amount involved in the related person transaction;

● the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

● whether the transaction was undertaken in the ordinary course of our business;

● whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

● the purpose of, and the potential benefits to us of, the transaction; and

● any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

● interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction; and

● a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in our charter.

Legal Proceedings.

None.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our common stock is quoted on the OTCIQ:Pink Market under the symbol “AETM”.

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Our shares are subject to Section 15(g) and Rule 15g-9 of the Securities and Exchange Act, commonly referred to as the “penny stock” rule. The rule defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock and may affect the ability of shareholders to sell their shares. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors must make a special suitability determination for the purchase of the security. Accredited investors, in general, include individuals with assets in excess of $1,000,000 (not including their personal residence) or annual income exceeding $200,000 or $300,000 together with their spouse, and certain institutional investors. The rules require the broker-dealer to receive the purchaser’s written consent to the transaction prior to the purchase and require the broker-dealer to deliver a risk disclosure document relating to the penny stock prior to the first transaction. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security.

Holders

As of March 31, 2025, there were approximately 733 registered holders of record of our common stock, in addition to other persons who are beneficial owners of our common stock held in street name. The transfer agent and registrar for our common stock is Olde Monmouth Stock Transfer, 200 Memorial Pkwy, Atlantic Highlands, NJ 07716. Their telephone number is (732) 872-2727.

Dividends

We have not paid cash or stock dividends and have no present plan to pay any dividends, intending instead to reinvest our earnings, if any. For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business and the payment of any cash dividends on our common stock is unlikely.

Recent Sales of Unregistered Securities.

On March 14, 2025, the Company issued 711,526 shares of common stock for services. The shares were valued at $0.02, for total non-cash expense of $14,230.

On February 17, 2026, the Company issued 1,000,000 shares of common stock to OpConnect Inc for the purchase of new OCPP compatible software.

On February 17, 2026, the Company sold 500,000 shares of common stock to Jeff Kim for total cash proceeds of $7,500 to pay expenses.

On February 17, 2026, the Company sold 500,000 shares of common stock to EROP Enterprises, LLC for total cash proceeds of $7,500 to pay expenses.

On February 17, 2026, the Company granted 100,000 shares of common for services related to testing the OCPP software compatibility with our charging stations.

On March 16, 2026, the Company sold 100,000 shares of common stock to Jeff Kim for total cash proceeds of $5,000 to pay expenses.

On March 16, 2026, the Company sold 400,000 shares of common stock to EROP Enterprises, LLC for total cash proceeds of $20,000 to pay expenses.

On March 16, 2026, the Company sold 400,000 shares of common stock to a third party for total cash proceeds of $20,000 to pay expenses.

Issuer Purchase of Securities

We did not repurchase any of our securities during our fiscal year ended December 31, 2025.

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Description of Registrant’s Securities

Authorized Capital Stock

Our Certificate of Incorporation, as amended, authorizes 250,000,000 shares of common stock and 10,00,000 shares of “blank check” preferred stock, each with a par value of $.01 per share.

Issued and Outstanding Capital Stock

The issued and outstanding securities of the Company on June 30, 2026, is as follows:

●	96,105,204 shares of common stock;

●	2,000,000 shares of Series B preferred stock; and

Description of Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. The common stockholders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the common stockholders will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

We have 10,000,000 shares of preferred stock authorized of which we have designated 1,105,644 shares of Series A preferred stock and 2,000,000 shares of Series B preferred stock. No shares of Series A preferred stock are outstanding.

Voting Rights

Holders of our Series A preferred stock are entitled to five votes for each share held on all matters submitted to a vote of stockholders and holders of our Series B preferred stock are entitled to 40 votes for each share held on all matters submitted to a vote of stockholders.

Conversion Rights

Holders of our Series A preferred stock and Series B preferred stock have no conversion rights into shares of common stock.

Dividends

Both holders of Series A preferred stock and Series B preferred stock are entitled to receive dividends, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Liquidation Rights

Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series A preferred stock and Series B preferred stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation value of their preferred shares before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A preferred stock and the Series B preferred stock shall be ratably distributed among those holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

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Anti-Takeover Provisions

Certain provisions of Delaware law, our amended certificate of incorporation and our bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Amended Certificate of Incorporation and Bylaw Provisions

Our amended certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

Board of Directors Vacancies

Our amended certificate of incorporation and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with our own nominees. This will make it more difficult to change the composition of our board of directors and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our amended certificate of incorporation provides that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No Cumulative Voting

The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Amendment of Charter and Bylaws Provisions

Amendments to our amended certificate of incorporation will require the approval of the holders of at least a majority of the voting power of the outstanding shares of our common stock. Our amended and restated bylaws will provide that the approval of the holders of at least a majority of the voting power of the outstanding shares of our common stock to amend or adopt any provision of our bylaws.

Issuance of Undesignated Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws, or (v) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Chancery Court of the State of Delaware, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. Our bylaws also provide that the federal district court in the State of Delaware will be the exclusive forum for resolving any complaint asserting a cause of action under the Securities Act and the Exchange Act.

Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. We note that stockholders cannot waive compliance (or consent to non-compliance) with the federal securities laws and the rules and regulations thereunder.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer, 200 Memorial Pkwy, Atlantic Highlands, NJ 07716.

Indemnification of Directors and Officers.

Delaware Law

Section 17-16-202 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or our stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director received a financial benefit to which the director is not entitled, where there is an intentional infliction of harm on the corporation or shareholders, an unlawful distribution to shareholders or where there is an intentional violation of criminal law.

Section 17-16-851 of the Delaware General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that an adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which a court shall deem proper.

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Amended and Restated Certificate of Incorporation

Our amended and restated articles of incorporation provide that we are authorized to provide indemnification and advancement of expenses to our directors, officers or other agents to the fullest extent permitted by Delaware’s General Corporation Law. Our amended and restated articles of incorporation limit the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

●	for any transaction from which the director derived an improper personal benefit.

In addition, our articles of incorporation provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of us, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

Financial Statements and Supplementary Data.

The information required by this item may be found beginning on page F-1 of this Form 10.

58

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements filed as part of this Form 8-K:

Aeternum Health, Inc. March 31, 2026 and 2025 Unaudited Financial Statements

Balance Sheets	F-1

Statements of Profit and Loss	F-2

Statement of Cash Flows	F-3

Statement of Liability and Stockholders’ Equity	F-4

Notes to Financial Statements	F-6 - F-8

(b) Exhibits.

See the Exhibit Index attached hereto which is incorporated by reference.

59

AETERNUM HEALTH LLC

F-1

AETERNUM HEALTH LLC

BALANCE SHEET

	March 31,	December 31,
	2026	2025
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$2,000	$—
Total Assets	$2,000	$—

LIABILITIES AND MEMBER’S EQUITY (DEFICIT)

Current Liabilities:
Notes payable – related party	$72,348	$40,348
Total Current Liabilities	72,348	40,348

Commitments and contingencies		—

Member’s Equity (Deficit):
Member’s capital	—	—
Accumulated deficit	(70,348)	(40,348)
Total Member’s Deficit	(70,348)	(40,348)

Total Liabilities and Member’s Equity (Deficit)	$2,000	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-2

AETERNUM HEALTH LLC

STATEMENT OF OPERATIONS

(Unaudited)

For the Three Months Ended March 31, 2026
Operating Expenses:
General and administrative expenses	$—
Consulting – related party	30,000
Total operating expenses	30,000

Loss from operations	(30,000)

Net loss before income taxes	(30,000)

Net loss	$(30,000)

The accompanying notes are an integral part of these unaudited financial statements.

F-3

AETERNUM HEALTH LLC

STATEMENT OF CHANGES IN MEMBER’S DEFICIT

For the Three Months Ended March 31, 2026

(Unaudited)

Amount
Balance, December 31, 2025	$(40,348)
Net loss	(30,000)
Balance, March 31, 2026	$(70,348)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

AETERNUM HEALTH LLC

STATEMENT OF CASH FLOWS

(Unaudited)

For the Three Months Ended March 31, 2026
Cash flows from operating activities:
Net loss	$(30,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accrued compensation – related party	30,000
Net cash provided by operating activities	—

Cash flows from financing activities:
Related party advances	2,000
Net cash provided by financing activities	2,000

Net change in cash	2,000

Cash, beginning of period	—

Cash, end of period	$2,000

The accompanying notes are an integral part of these unaudited financial statements.

F-5

AETERNUM HEALTH LLC

Notes to the Unaudited Financial Statements

March 31, 2026

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Aeternum Health LLC (the “Company”) is a Delaware limited liability company formed on October 16, 2025 to pursue opportunities in longevity-focused healthcare, healthspan optimization, peptide-based therapies, and related healthcare technologies. The Company is headquartered in Dulles, Virginia.

The Company is a Delaware single-member, member-managed limited liability company. Pursuant to its Operating Agreement, Paul Mann is the sole member and holds a 100% membership interest in the Company. The Company is authorized to engage in any lawful business activity and has perpetual existence unless dissolved in accordance with the Operating Agreement. Management authority is vested in the sole member, who has full authority to manage the Company’s affairs, enter into contracts, and conduct business on behalf of the Company. Profits, losses, and distributions are allocated to the member based on ownership interests, and transfers of membership interests are subject to the restrictions set forth in the Operating Agreement.

On February 17, 2026, the Company entered into an Agreement and Plan of Merger with Shorepower Technologies, Inc. (“Shorepower”), a publicly traded Delaware corporation, pursuant to which Aeternum Health LLC will merge with and into Shorepower, with Shorepower remaining as the surviving entity. Upon completion of the transaction, Shorepower intends to focus on the development and commercialization of longevity, healthspan optimization, and related healthcare products and services. The transaction contemplates the issuance of Shorepower equity securities to the sole member of the Company and the transfer of the Company’s assets to the surviving entity. The closing of the merger is subject to customary closing conditions, including the completion of audited financial statements of the Company and other conditions specified in the merger agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s financial statements for the year ended December 31, 2025. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of operations for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year, have been omitted. The unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. As of March 31, 2026 and December 31, 2025, the Company had cash balance of $2,000 and $0, respectively

F-6

Concentration of Risk

Financial instruments that potentially expose the Company to concentration of credit risk consist of cash. The Company’s cash is deposited with major financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount (“FDIC”). As of March 31, 2026, the Company had no cash in excess of the FDIC’s $250,000 coverage limit. As of December 31, 2025, the Company had no cash balances.

Related Party Transactions

The Company accounts for related party transactions in accordance with ASC 850, Related Party Disclosures. Related parties include the Company’s member, officers, directors, affiliates, and entities under common control or significant influence.

The Company may enter into transactions with related parties in the ordinary course of business, including loans, advances, consulting arrangements, and reimbursement of operating expenses. Related party transactions are recorded at the amounts agreed upon by the parties and are disclosed when such transactions are material to the financial statements.

Management reviews related party relationships and transactions on an ongoing basis and believes that all related party transactions have been appropriately reflected and disclosed in the accompanying financial statements.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accordance with US GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amounts of the note payable approximate fair value due to the short-term nature or market terms of such instruments.

Income Taxes

The Company is organized as a single-member limited liability company and is treated as a disregarded entity for federal and state income tax purposes. Accordingly, the Company’s taxable income or loss is reported by its sole member. Therefore, no provision for federal or state income taxes has been recorded in the accompanying financial statements.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are “more likely than not” to be sustained upon examination by the applicable taxing authorities. The Company had no uncertain tax positions requiring recognition or disclosure in the accompanying financial statements.

F-7

The Company’s tax returns remain subject to examination by federal and state taxing authorities for the applicable statutory periods.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company has generated no revenues since inception, incurred a net loss of $30,000 for the period ended March 31, 2026, has an accumulated deficit of $70,348, and has cash of $2,000 at March 31, 2026. The Company will require additional financing and/or capital contributions to fund operations and execute its business plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

Management intends to fund operations through additional capital contributions, debt financing, strategic partnerships, and the consummation of the proposed merger transaction described in Note 6. However, there can be no assurance that such financing or transactions will be available on acceptable terms, if at all.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – RELATED PARTY TRANSACTIONS

Since inception, Paul Mann, the Company’s sole member and manager, has funded the Company through the direct payment of Company expenses. As of December 31, 2025, Mr. Mann has paid $10,348 of Company expenses. The amount is included in the Note Payable issued December 31, 2025. During the three months ended March 31, 2026, Mr. Mann advanced an additional $2,000 to open the Company’s bank account. The amount is included in the Note Payable issued March 31, 2026.

On October 28, 2025, the Company entered into a consulting agreement with Paul Mann, sole member, pursuant to which Mr. Mann agreed to provide corporate development, business strategy, and fundraising services to the Company. The agreement has a term through December 31, 2027, unless terminated earlier in accordance with its terms. As compensation, the Company is obligated to pay Mr. Mann consulting fees of $10,000 per month and reimburse certain approved business expenses. During the period ended March 31, 2026, the Company recognized consulting expense of $30,000 under this agreement. As of March 31, 2026, the related unpaid amounts are included in the related-party promissory notes.

NOTE 5 – NOTE PAYABLE - RELATED PARTY

On December 31, 2025, the Company issued a promissory note in the principal amount of $40,348 to Mr. Mann. The note bears no interest unless an event of default occurs, at which time interest accrues at 1.5% per month or the maximum rate permitted by law. The note matures on December 31, 2027, and may be prepaid at any time without penalty. Upon the occurrence of an event of default, the outstanding principal and any accrued interest become immediately due and payable. As of December 31, 2025, the outstanding principal balance of the note was $40,348.

On March 31, 2026, the Company issued a promissory note in the principal amount of $32,000 to Mr. Mann. The note bears no interest unless an event of default occurs, at which time interest accrues at 1.5% per month or the maximum rate permitted by law. The note matures on March 31, 2028, and may be prepaid at any time without penalty. Upon the occurrence of an event of default, the outstanding principal and any accrued interest become immediately due and payable. As of March 31, 2026, the outstanding principal balance of the note was $32,000.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855, management evaluated subsequent events through the date the financial statements were issued and determined that the following material subsequent events require disclosure.

On February 17, 2026, the Company entered into an Agreement and Plan of Merger with Shorepower Technologies, Inc. (“Shorepower”), a publicly traded Delaware corporation, pursuant to which Aeternum Health LLC will merge with and into Shorepower, with Shorepower remaining as the surviving entity. Upon completion of the transaction, Shorepower intends to focus on the development and commercialization of longevity, healthspan optimization, and related healthcare products and services. The transaction contemplates the issuance of Shorepower equity securities to the sole member of the Company and the transfer of the Company’s assets to the surviving entity. The closing of the merger is subject to customary closing conditions, including the completion of audited financial statements of the Company and other conditions specified in the merger agreement.

On April 20, 2026, the Company entered into a promissory note with its Managing Member, Paul Mann, pursuant to which the Company borrowed $50,000. The note bears no interest, unless an event of default occurs, and matures 24 months from the issuance date. The Company may prepay the note at any time without penalty. Upon the occurrence of an event of default, the outstanding principal and accrued interest become immediately due and payable, and default interest accrues at the lesser of 1.5% per month or the maximum rate permitted by law.

On May 18, 2026, the Company entered into a promissory note with its Managing Member, Paul Mann, pursuant to which the Company borrowed $500,000. The note bears no interest, unless an event of default occurs, and matures 24 months from the issuance date. The Company may prepay the note at any time without penalty. Upon the occurrence of an event of default, the outstanding principal and accrued interest become immediately due and payable, and default interest accrues at the lesser of 1.5% per month or the maximum rate permitted by law.

On May 19, 2026, the Company entered into a promissory note with its Managing Member, Paul Mann, pursuant to which the Company borrowed $700,000. The note bears no interest, unless an event of default occurs, and matures 24 months from the issuance date. The Company may prepay the note at any time without penalty. Upon the occurrence of an event of default, the outstanding principal and accrued interest become immediately due and payable, and default interest accrues at the lesser of 1.5% per month or the maximum rate permitted by law.

On May 21, 2026, the Company entered into a promissory note with its Managing Member, Paul Mann, pursuant to which the Company borrowed $248,000. The note bears no interest, unless an event of default occurs, and matures 24 months from the issuance date. The Company may prepay the note at any time without penalty. Upon the occurrence of an event of default, the outstanding principal and accrued interest become immediately due and payable, and default interest accrues at the lesser of 1.5% per month or the maximum rate permitted by law.

F-8

AETERNUM HEALTH LLC

F-9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Aeternum Health LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Aeternum Health LLC (the “Company”) as of December 31, 2025 and the related statements of operations, stockholders’ deficiency, and cash flows for the period from October 16, 2025 (Inception) to December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Aeternum Health LLC as of December 31, 2025 and the results of its operations and cash flows for flows for the period from October 16, 2025 (Inception) to December 31, 2025 in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there were no critical audit matters.

Valley Stream, New York

July 7, 2026

We have served as the Company’s auditor since 2026.

PCAOB ID: 6631

F-10

AETERNUM HEALTH LLC

BALANCE SHEET

December 31,
2025
ASSETS
Current Assets:
Cash	$—
Total Assets	$—

LIABILITIES AND MEMBER’S EQUITY (DEFICIT)

Current Liabilities:
Note payable – related party	$40,348
Total Current Liabilities	40,348

Commitments and contingencies	—

Member’s Equity (Deficit):
Member’s capital	—
Accumulated deficit	(40,348)
Total Member’s Deficit	(40,348)

Total Liabilities and Member’s Equity (Deficit)	$—

The accompanying notes are an integral part of these financial statements.

F-11

AETERNUM HEALTH LLC

STATEMENT OF OPERATIONS

From Inception on October 16, 2025, through December 31, 2025
Operating Expenses:
General and administrative expenses	$10,348
Consulting – related party	30,000
Total operating expenses	40,348

Loss from operations	(40,348)

Net loss before income taxes	(40,348)

Net loss	$(40,348)

The accompanying notes are an integral part of these financial statements.

F-12

AETERNUM HEALTH LLC

STATEMENT OF CHANGES IN MEMBER’S DEFICIT

From Inception on October 16, 2025, through December 31, 2025

Amount
Balance, October 16, 2025 (date of inception)	$—
Net loss	(40,348)
Balance, December 31, 2025	$(40,348)

The accompanying notes are an integral part of these financial statements.

F-13

AETERNUM HEALTH LLC

STATEMENT OF CASH FLOWS

From Inception on October 16, 2025, through December 31, 2025
Cash flows from operating activities:
Net loss	$(40,348)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accrued compensation – related party	30,000
Net cash used in operating activities	(10,348)

Cash flows from financing activities:
Related party advances	10,348
Net cash provided by financing activities	10,348

Net change in cash	—

Cash, beginning of year	—

Cash, end of year	$—

The accompanying notes are an integral part of these financial statements.

F-14

AETERNUM HEALTH LLC

Notes to the Financial Statements

December 31, 2025

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Aeternum Health LLC (the “Company”) is a Delaware limited liability company formed on October 16, 2025 to pursue opportunities in longevity-focused healthcare, healthspan optimization, peptide-based therapies, and related healthcare technologies. The Company is headquartered in Dulles, Virginia.

The Company is a Delaware single-member, member-managed limited liability company. Pursuant to its Operating Agreement, Paul Mann is the sole member and holds a 100% membership interest in the Company. The Company is authorized to engage in any lawful business activity and has perpetual existence unless dissolved in accordance with the Operating Agreement. Management authority is vested in the sole member, who has full authority to manage the Company’s affairs, enter into contracts, and conduct business on behalf of the Company. Profits, losses, and distributions are allocated to the member based on ownership interests, and transfers of membership interests are subject to the restrictions set forth in the Operating Agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) and are reported in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of December 31, 2025.

Concentration of Risk

As of December 31, 2025, the Company had no cash balances.

Related Party Transactions

The Company accounts for related party transactions in accordance with ASC 850, Related Party Disclosures. Related parties include the Company’s member, officers, directors, affiliates, and entities under common control or significant influence.

The Company may enter into transactions with related parties in the ordinary course of business, including loans, advances, consulting arrangements, and reimbursement of operating expenses. Related party transactions are recorded at the amounts agreed upon by the parties and are disclosed when such transactions are material to the financial statements.

Management reviews related party relationships and transactions on an ongoing basis and believes that all related party transactions have been appropriately reflected and disclosed in the accompanying financial statements.

F-15

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accordance with US GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amounts of the note payable approximate fair value due to the short-term nature or market terms of such instruments.

Income Taxes

The Company is organized as a single-member limited liability company and is treated as a disregarded entity for federal and state income tax purposes. Accordingly, the Company’s taxable income or loss is reported by its sole member. Therefore, no provision for federal or state income taxes has been recorded in the accompanying financial statements.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are “more likely than not” to be sustained upon examination by the applicable taxing authorities. The Company had no uncertain tax positions requiring recognition or disclosure in the accompanying financial statements.

The Company’s tax returns remain subject to examination by federal and state taxing authorities for the applicable statutory periods.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company has generated no revenues since inception, incurred a net loss of $40,348 for the period ended December 31, 2025, had an accumulated deficit of $40,348, and had no cash resources at December 31, 2025. The Company will require additional financing and/or capital contributions to fund operations and execute its business plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

Management intends to fund operations through additional capital contributions, debt financing, strategic partnerships, and the consummation of the proposed merger transaction described in Note 6. However, there can be no assurance that such financing or transactions will be available on acceptable terms, if at all.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-16

NOTE 4 – RELATED PARTY TRANSACTIONS

Since inception, Paul Mann, the Company’s sole member and manager, has funded the Company through the direct payment of Company expenses. As of December 31, 2025, Mr. Mann has paid $10,348 of Company expenses. The amount is included in the Note Payable issued December 31, 2025.

On October 28, 2025, the Company entered into a consulting agreement with Paul Mann, sole member, pursuant to which Mr. Mann agreed to provide corporate development, business strategy, and fundraising services to the Company. The agreement has a term through December 31, 2027, unless terminated earlier in accordance with its terms. As compensation, the Company is obligated to pay Mr. Mann consulting fees of $10,000 per month and reimburse certain approved business expenses. During the period ended December 31, 2025, the Company recognized consulting expense of $30,000 under this agreement. As of December 31, 2025, the related unpaid amount was included in the related-party promissory note.

NOTE 5 – NOTE PAYABLE - RELATED PARTY

On December 31, 2025, the Company issued a promissory note in the principal amount of $40,348 to Mr. Mann. The note bears no interest unless an event of default occurs, at which time interest accrues at 1.5% per month or the maximum rate permitted by law. The note matures on December 31, 2027, and may be prepaid at any time without penalty. Upon the occurrence of an event of default, the outstanding principal and any accrued interest become immediately due and payable. As of December 31, 2025, the outstanding principal balance of the note was $40,348.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855, management evaluated subsequent events through the date the financial statements were issued and determined that the following material subsequent events require disclosure.

On February 17, 2026, the Company entered into an Agreement and Plan of Merger with Shorepower Technologies, Inc. (“Shorepower”), a publicly traded Delaware corporation, pursuant to which Aeternum Health LLC will merge with and into Shorepower, with Shorepower remaining as the surviving entity. Upon completion of the transaction, Shorepower intends to focus on the development and commercialization of longevity, healthspan optimization, and related healthcare products and services. The transaction contemplates the issuance of Shorepower equity securities to the sole member of the Company and the transfer of the Company’s assets to the surviving entity. The closing of the merger is subject to customary closing conditions, including the completion of audited financial statements of the Company and other conditions specified in the merger agreement.

F-17

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities issued in connection with the Merger Agreement were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.01	Changes in Control of the Registrant.

The information set forth in Item 1.01 and in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibour.

(a)	Financial Statements of Business Acquired.

The historical audited consolidated financial statements of Mag Mile Capital as of and for the years ended December 31, 2022 and December 31, 2021 and the related notes are set forth herein.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2025 and the related notes are set forth herein immediately preceding the list of Exhibits.

The unaudited pro forma condensed combined financial information of the Company as of and for the three months ended March 31, 2026, is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

60

AETERNUM HEALTH, INC.

(formerly SHOREPOWER TECHNOLOGIES INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 17, 2026, Aeternum Health Inc. (“the Company”) entered into a merger agreement with Aeternum Health LLC, pursuant to which Aeternum Health LLC will merge into the Company, with the Company as the surviving entity. Upon closing, the Company’s CEO and sole director, Jeff Kim, will resign and appoint Paul Mann, Aeternum Health’s manager, as President, CEO, and sole director. The Company will divest its existing transportation electrification business and shift its focus to healthcare, specifically longevity and anti-aging solutions.

As consideration for the merger, the Company will issue shares representing 51% ownership and 2,000,000 shares of Series B preferred stock (with super voting rights) to Paul Mann. Aeternum Health will contribute assets including intellectual property and data related to a peptide-based longevity treatment, at least $1.5 million in cash, and a related commercialization business. In connection with the transaction, Jeff Kim has agreed to cancel up to 13,000,000 shares of common stock in stages.

On March 3, 2026, FINRA announced in the Daily List the Company’s change of its name to Aeternum Health, Inc., and its trading symbol to AETN. In anticipation of completing the merger, the Company has increased its authorized shares from 100 million to 250 million effective April 3, 2026. The merger is subject to customary closing conditions, including receipt of audited financial statements of Aeternum Health. The Company expects that the merger with Aeternum Health will close in Q2 of 2026.

The following unaudited pro forma condensed combined financial information is based on the financial statements of the Company and Aeternum Health LLC.

Aeternum Health LLC is a Delaware limited liability company formed on October 16, 2025 to pursue opportunities in longevity-focused healthcare, healthspan optimization, peptide-based therapies, and related healthcare technologies. The Company is headquartered in Dulles, Virginia.

The notes to the unaudited pro forma condensed combined financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements also do not include any integration costs, cost overlap or estimated future transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the results of the combined company. The adjustments that are included in the following unaudited pro forma condensed combined financial statements are described in Note 3 below, which includes the numbered notes that are marked in those financial statements.

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AETERNUM HEALTH, INC. (formerly SHOREPOWER TECHNOLOGIES INC.) Unaudited Pro Forma Condensed Combined Balance Sheets
	Shorepower Technologies Inc. as of March 31, 2026	Aeternum Health LLC as of March 31, 2026	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash	$19,156	$2,000	$—	(4)	$21,156
Accounts receivable	866	—	—		866
Inventory	38,978	—	—		38,978
Total Current Assets	59,000	2,000	—		61,000

Intangible assets	15,000	—	—		15,000
Other assets	1,000	—	—		1,000
Total non-current assets	16,000	—	—		16,000

Total Assets	$75,000	$2,000	$—		$77,000

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$137,153	$—	$—		$137,153
Accounts payable – related party	53,519	—	—		53,519
Accrued officer compensation – related party	556,668	—	—		556,668
Accrued interest – related party	232,853	—	—		232,853
Notes payable – related party	125,775	72,348	—		198,123
Note payable	111,395	—	—		111,395
Total Current Liabilities	1,217,363	72,348	—		1,289,711

Notes payable, net of current portion – related party	919,678	—	—		919,678

Total Liabilities	2,137,041	72,348	—		2,209,389

Shareholders’ Equity (Deficit):
Preferred stock, $0.01 par value, 6,894,356 shares authorized; no shares issued and outstanding	—	—	—		—
Series A preferred stock, $0.01 par value, 1,105,644 shares designated; no shares issued and outstanding	—	—	—		—
Series B preferred stock, $0.01 par value, 10,000,000 shares designated; 2,000,000 issued and outstanding	20,000	—	20,000	(2)	40,000
Common stock, $0.01 par value, 250,000,000 shares authorized; 52,190,204 shares issued and outstanding	521,902	—	360,000	(1)(3)	881,902
Additional paid-in-capital	856,307	—	4,520,000	(1)(2)(3)	5,376,307
Accumulated deficit	(3,417,796)	(70,348)	(4,900,000)		(8,388,144)
Treasury stock, at cost	(42,454)	—	—		(42,454)
Total Shareholders’ Equity (Deficit)	(2,062,041)	(70,348)	—		(2,132,389)
Total Liabilities and Shareholders’ Equity (Deficit)	$75,000	$2,000	$—		$77,000

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AETERNUM HEALTH, INC. (formerly SHOREPOWER TECHNOLOGIES INC.) Unaudited Pro Forma Condensed Combined Statements of Operations
	Shorepower Technologies Inc. as of December 31, 2025	Aeternum Health LLC as of December 31, 2025	Pro Forma Adjustments	Notes	Pro Forma Combined
Power usage revenue	$14,899	$—	$—		$14,899
Service revenue	71,405	—	—		71,405
Product sales	117,351	—	—		117,351
Total revenue	203,655	—	—		203,655
Cost of service revenue	(54,024)	—	—		(54,024)
Cost of product sales	(25,186)	—	—		(25,186)
		—	—
Less revenue share	(4,391)	—	—		(4,391)
Gross margin	120,054	—	—		120,054

Operating Expenses:
Professional fees	32,681	—	—		32,681
General and administrative	105,264	10,348	—		115,612
Consulting	51,383	—	—		51,383
Consulting – related party	—	30,000	—		30,000
Officer compensation	200,000	—	—		200,000
Acquisition expense	—	—	4,900,000	(1)	4,900,000
Total operating expenses	389,328	40,348	4,900,000		5,329,676

Loss from operations	(269,274)	(40,348)	(4,900,000)		(5,209,622)

Other Expense:
Interest expense	(67,820)	—	—		(67,820)
Total other expense	(67,820)	—	—		(67,820)

Net loss	$(337,094)	$(40,348)	$(4,900,000)		$(5,277,442)

Net loss per common share, basic and diluted	$(0.01)	—			$(0.05)

Weighted average number of common shares outstanding, basic and diluted	49,047,899	—			98,047,899

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AETERNUM HEALTH, INC. (formerly SHOREPOWER TECHNOLOGIES INC.) Unaudited Pro Forma Condensed Combined Statements of Operations
	Shorepower Technologies Inc. as of March 31, 2026	Aeternum Health LLC as of March 31, 2026	Pro Forma Adjustments	Notes	Pro Forma Combined
Power usage revenue	$2,260	$—	$—		$2,260
Total revenue	2,260	—	—		2,260
Cost of service revenue	(13,461)	—	—		(13,461)
Less revenue share	(776)	—	—		(776)
Gross margin	(11,977)	—	—		(11,977)

Operating Expenses:
Professional fees	9,788	—	—		9,788
General and administrative	37,292	—	—		37,292
Consulting	10,492	—	—		10,492
Consulting – related party	—	30,000	—		30,000
Officer compensation	50,000	—	—		50,000
Acquisition expense	—	—	4,900,000	(1)	4,900,000
Total operating expenses	107,572	30,000	4,900,000		5,037,572

Loss from operations	(119,549)	(30,000)	(4,900,000)		(5,049,549)

Other Expense:
Interest expense	(20,106)	—	—		(20,106)
Total other expense	(20,106)	—	—		(20,106)

Net loss	$(139,655)	$(30,000)	$(4,900,000)		$(5,069,655)

Net loss per common share, basic and diluted	$(0.00)	—			$(0.05)

Weighted average number of common shares outstanding, basic and diluted	50,320,204	—			99,320,204

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AETERNUM HEALTH, INC.

(formerly SHOREPOWER TECHNOLOGIES INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma balance sheet and statements of operations for the periods presented are based on the financial statements of the Company and Aeternum Health LLC, after giving effect to the Company’s acquisition of Aeternum Health LLC that was consummated on _____, 2026, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTE 2 - ACQUISITION OF AETERNUM HEALTH LLC

On February 17, 2026, Aeternum Health Inc. (“the Company”) entered into a merger agreement with Aeternum Health LLC, pursuant to which Aeternum Health will merge into the Company, with the Company as the surviving entity. Upon closing, the Company’s CEO and sole director, Jeff Kim, will resign and appoint Paul Mann, Aeternum Health’s manager, as President, CEO, and sole director. The Company will divest its existing transportation electrification business and shift its focus to healthcare, specifically longevity and anti-aging solutions.

As consideration for the merger, the Company will issue shares representing 51% ownership and 2,000,000 shares of Series B preferred stock (with super voting rights) to Paul Mann. Aeternum Health will contribute assets including intellectual property and data related to a peptide-based longevity treatment, at least $1.5 million in cash, and a related commercialization business. In connection with the transaction, Jeff Kim has agreed to cancel up to 13,000,000 shares of common stock in stages.

Management evaluated the identifiable assets acquired, including intellectual property and related data, and determined that no material fair value was attributable to those assets as of the acquisition date.

On March 3, 2026, FINRA announced in the Daily List the Company’s change of its name to Aeternum Health, Inc., and its trading symbol to AETN. In anticipation of completing the merger, the Company has increased its authorized shares from 100 million to 250 million effective April 3, 2026. The merger is subject to customary closing conditions, including receipt of audited financial statements of Aeternum Health. The Company expects that the merger with Aeternum Health will close in Q2 of 2026.

NOTE 3 - PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(1)	Adjustment to account for the issuance of 49,000,000 shares of common stock to the members of Aeternum Health LLC, so that they hold 51% post merger. The shares of common stock were valued at $0.10, the closing stock price on June 30, 2026, for total acquisition expense of $4,900,000.

(2)	Adjustment to account for the issuance of 2,000,000 shares of the Company’s Series B preferred stock.

(3)	Adjustment to account for the cancellation of Mr. Kim’s 13,000,000 shares of common stock.

(4)	The future cash contribution of at least $1.5 million is contingent or will occur after closing and therefore is not reflected in the pro forma financial statements.

Management concluded that no goodwill or identifiable intangible assets resulted from the acquisition

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10 to be signed on our behalf by the undersigned, thereunto duly authorized.

Date: July 7, 2026	AETERNUM HEALTH, INC.

	By:	/s/Paul Mann
	Name:	Paul Mann
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Description

2.1**	Agreement and Plan of Merger dated February 17, 2026 between Shorepower, Inc. and Aeternum Health, LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed February 23, 2026)

2.2+	Certificate of Merger of Aeternum Health, Inc. and Aeternum Health, LLC dated June 30, 2026

3.1**	Certificate of Incorporation (incorporated by reference to the Company’s Form S-1/A file April 4, 2024)

3.2**	Amendment to Certificate of Incorporation for Designation of Series B Preferred Stock (incorporated by reference to the Company’s Form S-1/A filed November 13, 2023)

3.3**	Amendment to Certificate of Incorporation to Change the Name to Aeternum Health, Inc.(incorporated by reference to the Company’s Schedule 14C filed March 9, 2026)

3.4+	Second Amended and Restated Bylaws of Aeternum Health, Inc.

10.1*	2023 Stock Incentive Plan (incorporated by reference to the Company’s Form S-1/A filed April 4, 2024)

*	Indicates management contract or compensatory plan
**	Previously provided
+	Provided herewith

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